                                                                   EXHIBIT 10.23

                    GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

                               PURCHASE AGREEMENT

         2101, 2109, 2201, 2215 AND 2301 FOX DRIVE, CHAMPAIGN, ILLINOIS

                            DATED: NOVEMBER 23, 2005

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                                TABLE OF CONTENTS

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                                                                                PAGE
                                                                                ----
ARTICLE I DEFINITIONS.......................................................     1

ARTICLE II PURCHASE PRICE AND DEPOSIT.......................................     3

ARTICLE III STUDY PERIOD; CONFIDENTIALITY; AS-IS............................     5

ARTICLE IV TITLE............................................................     8

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................    11

ARTICLE VI COVENANTS AND ADDITIONAL OBLIGATIONS OF OWNER....................    16

ARTICLE VII ASSUMPTION OF THE EXISTING LOAN BY THE COMPANY..................    18

ARTICLE VIII [INTENTIONALLY OMITTED]........................................    18

ARTICLE IX CONDITIONS PRECEDENT.............................................    19

ARTICLE X CLOSING...........................................................    21

ARTICLE XI CLOSING MATTERS..................................................    22

ARTICLE XII PRORATIONS AND ADJUSTMENTS......................................    23

ARTICLE XIII DEFAULT........................................................    26

ARTICLE XIV COORDINATION BETWEEN AGREEMENT AND OTHER CONTRACT...............    27

ARTICLE XV DAMAGE, DESTRUCTION OR CONDEMNATION..............................    28

ARTICLE XVI BROKERS.........................................................    29

ARTICLE XVII MISCELLANEOUS..................................................    29

ARTICLE XVIII CONFIDENTIALITY...............................................    33
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                                    EXHIBITS

Exhibit A             Legal Description of the Land

Exhibit 1.4           Existing Loan Documents

Exhibit 1.8           Description of Leases

Exhibit 2.2           Form of Escrow Agreement

Exhibit 3.2.1         Due Diligence Previously Delivered by Owner

Exhibit 3.2.2         Due Diligence to be Delivered by Owner

Exhibit 4.1           Permitted Exceptions

Exhibit 4.2.1         Title Insurance Requirements

Exhibit 4.2.2         Form of Surveyor's Certification

Exhibit 5.1(iv)       Existing Loan Balances

Exhibit 11.1(b)       Deed

Exhibit 11.1(c)       FIRPTA Certificate

Exhibit 11.1(f)       Form of Assignment and Assumption Agreement

                                SUMMARY OF TERMS

OWNER:                  Stonewater Dox Funding LLC

OWNER'S ADDRESS:        c/o Drawbridge Special Opportunities Fund LLP
                        1251 Avenue of the Americas
                        16th Floor
                        New York, New York  10021

PURCHASE PRICE:         Fifteen Million and No/100 Dollars
                        ($15,000,000.00)

TENANT:                 Amdocs Champaign, Inc.

                               PURCHASE AGREEMENT

                                    PREAMBLE:

      THIS PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 23rd day of November, 2005 (the "EFFECTIVE DATE"), by and between Gladstone Commercial Limited Partnership, a Delaware limited partnership (the "COMPANY"), as purchaser and Stonewater Dox Funding LLC, a Delaware limited liability company (the "OWNER"), as seller, of all of the fee simple interest of the Property.

                                    RECITALS:

      A. Owner is the owner of the property (the "PROPERTY"), which term Property shall include the land described in Exhibit A attached hereto (the "LAND") and all of the Improvements (as hereinafter defined) thereon, together with all rights and appurtenances pertaining to the Land, including, without limitation, all of Owner's rights, title and interest in and to all: (i) minerals, oil, gas, and other hydrocarbon substances thereon; (ii) adjacent strips, streets, roads, avenues, alleys and rights-of-way, public or private, open or proposed, including any rights in vault space adjacent to or within the boundaries of the Land; (iii) easements, covenants, privileges, and hereditaments, whether or not of record, appurtenant to the Land; (iv) access, air, water, riparian, development, utility, and solar rights; (v) signs, appliances, security systems, fixtures, mechanical systems, landscaping and other property owned by Owner located at the Property, but excluding items of movable personal property attached to the Property that relate to the business conducted on such Property and that may be readily removed without damage; (vi) site plans, surveys, plans and specifications, and floor plans relating to the Property in Owner's possession or control; (vii) warranties, guarantees and bonds relating to the Property (to the extent assignable); and (viii) permits, licenses, certificates of occupancy (if any) and other governmental approvals which relate to the Property (to the extent assignable).

      B. The Company desires to acquire, and Owner desires to sell, the Property, upon and subject to the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the meanings hereinafter set forth (such meanings to be applicable to the singular and plural forms of such terms and the masculine and feminine forms of such terms):

            Section 1.1 "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day which on which banking institutions in the Commonwealth of Virginia are authorized by law or by other governmental actions to close.

            Section 1.2 "ENVIRONMENTAL LAW" shall mean any present and future law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Property and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Section 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any law requiring the filing of reports and notices relating to hazardous materials, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

            Section 1.3 "EXISTING LENDER" shall mean the owner and holder of the Existing Loan.

            Section 1.4 "EXISTING LOAN" shall mean a loan made by Wells Fargo Bank, National Association to Owner in the original principal amount of $10,000,000.

            Section 1.5 "EXISTING LOAN DOCUMENTS" shall mean each of the loan documents listed on Schedule 1.8 annexed hereto.

            Section 1.6 "EXISTING MORTGAGE" shall mean that certain Mortgage and Absolute Assignment of Rents and Leases and Security Agreement made by Owner to Wells Fargo Bank, National Association dated as of November 21, 2003 in the amount of $10,000,000, which Existing Mortgage encumbers the Land and the Improvements and secures the Existing Loan.

            Section 1.7 "GOVERNMENTAL AUTHORITIES" shall mean any commission, department or body of any municipality, township, city, county, state or Federal governmental unit having jurisdiction over any of the Property or the ownership, management, operation, use or improvement thereof.

            Section 1.8 "IMPROVEMENTS" shall mean all buildings, improvements, structures and fixtures located on the Land or within any easements appurtenant thereto and owned by Owner, including, without limitation, sidewalks, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures and conduits, equipment systems and other so-called "infrastructure" improvements owned by Owner.

            Section 1.9 "LEASES" shall mean, collectively the Leases described on Exhibit 1.9 attached hereto

            Section 1.10 "OTHER CONTRACT" shall mean that certain Purchase Agreement of even date herewith between Stonewater UIS Funding LLC, as seller, and Gladstone Commercial Limited Partnership, as purchaser, with respect to the sale and purchase of the Other Property, as the same may be modified or amended from time to time.

            Section 1.11 "OTHER PROPERTY" shall mean that certain property commonly known as 2470 Highcrest Road, Roseville, Minnesota.

            Section 1.12 "OWNER'S KNOWLEDGE" means the actual knowledge of Jeffrey Toporek and David Stade following a reasonable review of Owner's files with respect to the Property, and other knowledge of Messrs. Toporek and Stade obtained through their usual and customary dealings with the Property Manager and the Property and its operation in the ordinary course (but without any special investigation or inquiry by either of them), which review and other knowledge did not disclose any information contrary to the accuracy or veracity of any such representation or warranty.

            Section 1.13 "PURCHASE PRICE" means Fifteen Million and No/100 Dollars ($15,000,000.00)

            Section 1.14 "TAX YEAR" shall mean the year period commencing on January 1 of each calendar year and ending on December 31 of such calendar year, being the real estate tax year for the county in which the Property is located..

            Section 1.15 "TENANT" means Amdocs Champaign, Inc. a Delaware corporation (formerly known as ITDS Intelicom Services, Inc.).

            Section 1.16 "THE COMPANY'S DUE DILIGENCE AND CONTRACT COSTS" shall mean, collectively and in the aggregate, all reasonable costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and related expenses) incurred by the Company in connection with the transactions contemplated by this Agreement, including, without limitation, costs and expenses incurred by the Company in connection with the assumption by the Company of the Existing Loan.

                                   ARTICLE II
                           PURCHASE PRICE AND DEPOSIT

            Section 2.1 Purchase Price. On the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Owner shall sell, transfer, convey, assign,

                                        3
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and deliver to the Company, and the Company shall purchase and accept from Owner all the right, title, and interest of Owner in and to the Property for the Purchase Price.

            Section 2.2 Deposit and Escrow Agreement. Simultaneously with its execution of this Agreement, the Company shall place in escrow (by wire transfer of immediately available federal funds) with First American Title Insurance Company (the "TITLE COMPANY") the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00), representing an initial deposit (the "INITIAL DEPOSIT"), to be held in accordance with an Escrow Agreement (the "ESCROW AGREEMENT") in the form attached hereto as Exhibit 2.2. Concurrently with the execution of this Agreement, Owner, the Company and the Title Company shall enter into the Escrow Agreement. Provided that this Agreement has not been terminated by the Company on or before the expiration of the Study Period, then within two (2) Business Days after the expiration of the Study Period the Company shall place in escrow (by wire transfer of immediately available federal funds) the sum of One Hundred Seventy-Five Thousand and No/100 Dollars ($175,000.00), representing an additional deposit (the "ADDITIONAL DEPOSIT"; the Initial Deposit and the Additional Deposit, together with accrued interest thereon, are herein referred to as the "DEPOSIT"). The Deposit shall be disbursed by the Title Company in accordance with the terms and conditions of this Agreement and the Escrow Agreement

            Section 2.3 Payment of the Purchase Price. At the Closing, the Purchase Price shall be paid by the Company to Owner as follows:

            (a) Three Hundred Seventy-five Thousand and No/100 Dollars ($375,000) by release of the Deposit by the Title Company to the Owner;

            (b) Nine Million Seven Hundred Sixty-One Thousand Six Hundred Fourteen and 72/100 Dollars ($9,761,614.72) by the Company's assumption of the Existing Mortgage pursuant to the provisions of Article VII hereof; and

            (c) Four Million Eight Hundred Sixty-Three Thousand Three Hundred Eighty-Five and 28/100 Dollars ($4,863,385.28) by wire transfer of immediately available federal funds to a bank account designated by Owner, subject to adjustment pursuant to the terms hereof, and as reduced by any interest that has accrued on the Deposit and that is released to the Owner at the Closing (said amount, as adjusted, being herein called the "CASH BALANCE").

      If, as of the Closing, the outstanding principal balance of the Existing Mortgage is less than the amount set forth in Section 2.3(b), then the difference shall be both deducted from the amount set forth in Section 2.3(b) above and added to the Cash Balance payable at Closing pursuant to Section 2.3(c) above. If, as of the Closing, the outstanding principal balance of the Existing Mortgage is more than the amount set forth in Section 2.3(b), then the difference shall be both added to the amount set forth in Section 2.3(b) above and deducted from the Cash Balance payable at Closing pursuant to Section 2.3(c) above.

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

                                   ARTICLE III
                      STUDY PERIOD; CONFIDENTIALITY; AS-IS

            Section 3.1 Term of Study Period. The term "STUDY PERIOD" shall mean the period commencing on the Effective Date and ending at 5:00 p.m. (Eastern Standard Time) on the date that is thirty (30) days from the Effective Date (the "STUDY PERIOD EXPIRATION DATE"). During the Study Period, and subject to the provisions of this Article III, the Company may conduct such reasonable due diligence activities, inspections and studies of the Property as it deems necessary or appropriate, and may examine and investigate all facts, circumstances and matters relating to the Property relevant to its purchase thereof, including, without limitation, the condition of the Land and Improvements, title, survey matters and any other matters it deems necessary or appropriate for purposes of consummating the transaction contemplated by this Agreement. All such due diligence activities are sometimes referred to herein as the "DUE DILIGENCE". If, prior to the Study Period Expiration Date, the Company has not received all of the third party reports that the Company determines are necessary in connection with its due diligence ("THIRD PARTY REPORTS"), including but not limited to the Commitment, Survey (as such terms are hereinafter defined), phase I environmental assessment, appraisal, property condition assessment/engineering report and zoning report, then the Company shall have a one time right to extend the Study Period Expiration Date for an additional fifteen (15) days by written notice delivered by the Company to Owner and the Title Company on or prior to the then current Study Period Expiration Date, provided that such notice sets forth a description of the Third Party Reports that have not yet been received by the Company. In no event, however, shall the Study Period Expiration Date be later than forty-five (45) days from (and including) the Effective Date. The Company's right, during any period for which the Study Period is so extended, to terminate this Agreement as hereinafter provided in this Section 3.2 may only be exercised as a result of the Company's dissatisfaction (in its sole discretion) with the Third Party Report(s) that gave rise to the need for the extension of the Study Period Expiration Date. If on or before the Study Period Expiration Date, the Company, in its sole and absolute discretion, shall elect not to proceed to the Closing for any reason or for no reason, then the Company shall have the right to terminate this Agreement by giving written notice of termination to Owner and the Title Company on or before the Study Period Expiration Date, as the same may have been extended, (time being of the essence with respect to the giving of such notice), whereupon this Agreement shall automatically terminate, the Deposit shall be returned to the Company, and neither party shall have any further rights or obligations under this Agreement (other than any rights and obligations which expressly are to survive a termination of this Agreement).

            Section 3.2 Due Diligence. (a) During the Study Period, Owner shall afford the Company and its authorized representatives access to the Property at agreed-upon times for reasonable and customary due diligence purposes, subject in all respects to the rights of the Tenant under the Lease. The Company shall provide Owner or its authorized representatives with not less than one (1) Business Days' prior written notice that the Company desires access to the Property. Owner may have one or more representatives of Owner and/or the Tenant accompany the Company during any such entry. The Company shall conduct the Due Diligence in a manner which is not disruptive to the business operations currently being conducted at the Property. Owner has delivered to the Company legible, true, correct and complete copies of the documents and instruments listed in Exhibit
3.2.1 attached hereto, and Owner agrees to deliver to the Company within seven
(7) days of the Effective Date legible, true, correct and complete copies of the documents and instruments listed in Exhibit 3.2.2 attached hereto, to the extent the same (i) have not heretofore been delivered by Owner to the Company and (ii) are in the possession of Owner or are within the reasonable control of Owner and can be obtained by Owner without additional cost to Owner. In addition, Owner agrees to make available to the Company any other documents and information relating to the Property, Owner and/or the Existing Loan reasonably requested by the Company, provided that such documents and information are in the possession of Owner or are within the reasonable control of Owner and can be obtained by Owner without additional cost to Owner. During the Study Period, Owner shall also afford the Company and its authorized representatives access to the property manager retained by Owner to manage the Property (the "PROPERTY MANAGER") and all records and files relating to the Property (financial and otherwise) in the possession and/or control of the Property Manager. The Company shall provide Owner or its authorized representatives with not less than one (1) Business Days' prior written notice that the Company desires access to the Property Manager. At the request of the Company, Owner agrees to use commercially reasonable efforts to convene a face-to-face meeting between senior representatives of the Company and the Tenant. One or more representatives of Owner may attend all such meetings.

            (b) The Company shall not conduct (or cause to be conducted) any physically intrusive due diligence, such as sampling of soils, water or building materials without the prior written consent of Owner, which consent shall not be unreasonably withheld, conditioned and/or delayed. If the Company desires to conduct (or to have conducted) any such physically intrusive due diligence, the Company shall identify in writing with reasonable certainty what procedures the Company desires to perform and request Owner's prior written consent with respect thereto, which consent shall not be unreasonably withheld, conditioned and/or delayed. Upon receipt of Owner's written consent, the Company shall, in performing such due diligence, comply in all material respects (and shall cause its consultants and representatives to comply in all material respects) with the agreed-upon procedures and with any and all laws, ordinances, rules and regulations applicable to the Property, and the rights of the Tenant under the Lease, and shall not engage in any activities which would violate any permits or Environmental Laws. Upon completion of any inspection or test, the Company shall immediately restore the Property to the condition existing immediately prior to such inspection or test. If the Company elects to terminate this Agreement pursuant to Section 3.1 above, then upon request of Owner, the Company shall provide Owner with a copy of each Third Party Report requested by Owner, provided that Owner reimburses the Company for the reasonable costs incurred by the Company to obtain such Third Party Reports so requested by Owner.

            Section 3.3 Liability Insurance. As a condition to Owner's consenting to the performance of the Due Diligence, in particular but without limitation to entering upon the Property for the purpose of performing any physical inspections and/or tests, the Company shall carry and maintain comprehensive general liability insurance covering Owner, the

Property Manager and Tenant against claims for bodily injury or death or property damage occurring in, upon or about the Property, in the amount of not less than Two Million ($2,000,000) Dollars. Such insurance shall include blanket contractual liability coverage insuring contractual liability under the indemnification set forth in Section 3.4 below (but such coverage or the amount thereof shall in no way limit such indemnification). Prior to entering the Property to conduct the Due Diligence, the Company shall provide Owner with a certificate of insurance evidencing that such comprehensive general liability insurance is in effect. Owner, the Property Manager and Tenant shall each be named as an additional named insured with respect to such comprehensive general liability insurance. The Company shall keep such insurance in full force and effect until the earlier of the Closing or the termination of this Agreement.

            Section 3.4 Indemnification. The Company shall indemnify Owner, the Property Manager and Tenant, and hold Owner, the Property Manager and Tenant, and their respective agents, representatives and employees, and the Property harmless from and against all losses, costs, damages, claims and liabilities (whether arising out of injury or death to persons or damage to the Property or otherwise), including, but not limited to, mechanic's and materialmen's liens and attorneys' fees, arising out of or relating to the Due Diligence and/or entry upon the Property under this Article III, except to the extent any such loss, cost, damage, claim and/or liability is caused by the negligence or willful misconduct of Owner, the Property Manager or Tenant or their respective employees, agents and/or representatives. This Section 3.4 shall survive the Closing or earlier termination of this Agreement.

            Section 3.5 Confidentiality. (a) All documents, materials, leases, instruments, reports and written information heretofore or hereafter delivered by Owner or the Property Manager to the Company with respect to the Property (collectively, the "DUE DILIGENCE MATERIALS") shall be kept confidential and shall not, without Owner's prior written consent, be disclosed by the Company, or by its employees, agents, representatives or consultants, and shall not be used by the Company, its employees, agents, representatives or consultants, other than in connection with the proposed acquisition of the Property.

            (b) All copies of the Due Diligence Materials will be returned to Owner immediately upon any termination or expiration of this Agreement for any reason. All analyses, compilations, forecasts, studies, reports or other documents prepared by the Company, its employees, agents, representatives or consultants (including all Third Party Reports), will be held by the Company and kept confidential (or at the option of the Company destroyed) if for any reason (including the Company's election to terminate this Agreement in accordance with Section 3.1 above) the Company does not acquire the Property.

            (c) If the Company violates any of the terms of this Section 3.5, Owner shall have the right (in addition to any other rights or remedies available to Owner at law), to seek injunctive relief to restrain any breach or threatened breach by the Company of the terms of this Section 3.5. If the Company, for any reason (including the Company's election to terminate this

Agreement in accordance with Section 3.1 above) does not acquire the Property, then the provisions of this Section 3.5 shall survive the termination of this Agreement.

            Section 3.6 As Is Condition of the Property. Other than the representations and warranties of Owner specifically set forth herein, the Company has not relied upon any oral or written information from Owner or its employees, affiliates, agents, consultants, advisors or representatives, including, without limitation, any appraisals, projections or evaluations of credit quality prepared by Owner or any of its employees, affiliates, agents, consultants, advisors or representatives. Without limiting the generality of the foregoing, the Company acknowledges and agrees that, except as expressly set forth herein, the Company is purchasing the Property "as is" and "where is" on the Closing Date, and, except as expressly set forth herein, Owner is making no representation or warranty, express or implied, and the Company has not relied on any representation or warranty, express or implied, regarding the Property, including, without limitation, any representation or warranty with respect to
(a) the business or financial condition of any tenant of the Property, (b) the physical condition of any Improvement or personal property comprising all or a part of any Property, or its fitness, merchantability or suitability for any use or purpose, (c) the leases, rents, income or expenses of the Property, (d) the compliance or non-compliance with any laws, codes, ordinances, rules or regulations of any governmental authority (including, without limitation, Environmental Laws), or (e) the current or future use of the Property, including, but not limited to, any Property's use for commercial, retail, industrial or other purposes. Owner is not liable or bound in any manner by any verbal or written statements, representations, real estate brokers' "set-ups", offering memorandum or information pertaining to any Property furnished by any real estate broker, advisor, consultant, agent, employee, representative or other person. The foregoing shall not be deemed to limit any of the Due Diligence rights of the Company set forth in this Article III.

                                   ARTICLE IV
                                      TITLE

            Section 4.1 State of Title. At the Closing, Owner shall sell the Property to the Company, and the Company shall purchase the Property from the Owner, subject only to (a) those matters set forth on Exhibit 4.1 annexed hereto, (b) any exceptions and matters that are approved, waived or deemed to have been approved or waived by the Company, (c) such title exceptions as the Title Company shall be willing to, at its regular rates, omit as exceptions to coverage, and (d) the standard exceptions and provisions contained in the form of insuring agreement employed by Title Company (the liens, claims, encumbrances, exceptions and matters set forth in subclauses (a) through (d) above being collectively referred to as the "PERMITTED EXCEPTIONS").

            Section 4.2 Title Commitment; Survey. Promptly after the Effective Date the Company shall obtain at its expense: (i) a title commitment from the Title Company, together with legible copies of documents referred to in such commitment (a "COMMITMENT"), for an owner's policy of title insurance covering the Property which shall in all material respects satisfy the requirements, and include the endorsements, set forth in Exhibit 4.2.1 attached hereto, and (ii) a current plat of survey of the Property, including the Improvements (a "SURVEY") prepared by a licensed surveyor, which shall be certified to the Company, the Company's assignee (if any), and the Title Company by means of a certificate substantially in the form of Exhibit 4.2.2 attached hereto. The Company shall (i) instruct the Title Company to deliver copies of the Commitment (and all title continuations thereof) to Owner and its attorneys concurrently with the delivery of the Commitment to the Company, and (ii) instruct the surveyor preparing the Survey to deliver a copy of the Survey to each of Owner and its attorneys concurrently with its delivery thereof to the Company.

            Section 4.3 Permitted Exceptions. The Company shall have the right to object, in its sole and absolute discretion, to any exceptions to title, or to any matter shown on the Survey, which is not a Permitted Exception, by giving written notice to Owner on or before the date that is five (5) Business Days after the Company receives the Commitment and Survey (but in no event prior to the expiration of the initial 30-day Study Period). In addition, the Company shall have the right to object to any exception to title contained in any title continuations which is not a Permitted Exception and is not otherwise set forth in the Commitment, within five (5) Business Days after the Company receives such title continuation (any such notice given pursuant to this Section 4.3 is herein called a "TITLE OBJECTION NOTICE"). Any title exception set forth in the Commitment, on the Survey or in a title continuation notice, which is not timely objected to by delivery of a Title Objection Notice shall be deemed to be a Permitted Exception, provided, however, that in no event shall any title defect required to be discharged by Owner pursuant to Section 4.6 below or any Violation required to be cured by Owner pursuant to Section 4.8 below, be for any purpose considered a "Permitted Exception", nor shall the Company have any obligation to object to any title defect required to be discharged by Owner pursuant to Section 4.6 below or any Violation required to be cured by Owner pursuant to Section 4.8 below.

            Section 4.4 Owner's Rights. (a) Owner shall have the right, in its sole discretion, upon written notice to the Company and the Title Company (the "TITLE RESPONSE NOTICE") given within ten (10) days after Owner's receipt of any Title Objection Notice, to elect to either (i) take such action as Owner deems advisable to discharge those title exceptions which are not Permitted Exceptions and are set forth in the Title Objection Notice (the "TITLE DEFECTS") or (ii) terminate this Agreement, whereupon the Deposit (and any interest thereon) shall be promptly refunded to the Company and thereafter neither party hereto shall have any further obligation to the other party hereto, with the exception of those obligations which expressly survive the termination of this Agreement. If Owner fails timely to deliver the Title Response Notice, then Owner shall be deemed to have elected to terminate this Agreement pursuant to clause (ii) above. If Owner, in its Title Response Notice, elects to take action to remove, remedy or comply with the Title Defects, Owner shall be entitled to one or more adjournment(s) of the Closing for up to thirty (30) days in the aggregate, to discharge the Title Defects. If Owner is unable to remove, remedy or comply with such Title Defects at the expiration of such adjournment, then this Agreement shall be deemed to be terminated as of the adjourned date of Closing. Upon such termination, the Deposit (and any interest thereon) shall be promptly refunded to the Company and neither party hereto shall have any further obligation to the other party hereto, with the exception of those obligations which expressly survive the termination of this Agreement. Except as set forth in Section 4.6 hereof, nothing in this Agreement shall be deemed to require Owner to take or bring any action or proceeding or any other steps to remove any defect in or objection to title or to expend any moneys therefor, nor shall the Company have any right of action against Owner, at law or in equity, therefor.

            (b) If, at the Closing, there are any title exceptions which are not Permitted Exceptions and which Owner is obligated by this Agreement or elects to pay and discharge, Owner may use any portion of the Purchase Price or any other sum to satisfy the same, provided that Owner shall have delivered to the Title Company at the Closing instruments in recordable form sufficient to satisfy such title exceptions of record, together with the cost of any applicable recording or filing fees. The existence of any such liens or encumbrances shall not be deemed objections to title if Owner shall comply with the foregoing requirements, and so advises the Company in writing of its intent to do so.

            Section 4.5 The Company's Right to Accept Title. The Company may, upon written notice to Owner at any time on or before the Closing Date (as the same may have been adjourned by Owner in accordance with the provisions of
Section 4.4 hereof), elect to accept such title as Owner can convey, notwithstanding the existence of any Title Defects. In such event, (i) this Agreement shall remain in force and effect, (ii) the parties shall proceed to Closing and (iii) unless otherwise agreed by the Company and Owner, the Company shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against Owner for damages or otherwise by reason of the Title Defects.

            Section 4.6 Owner's Obligations. Notwithstanding anything contained in this Article IV to the contrary, Owner shall at or prior to Closing discharge any Title Defects which are (i) knowingly and intentionally created by Owner subsequent to the date hereof and (ii) liquidated in amount and may be discharged solely by the payment of a sum of money, provided that in no event shall Owner be required to expend in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate to discharge any such liquidated Title Defects and to cure Violations pursuant to Section 4.8 below.

            Section 4.7 Title Affidavits, Etc. (a) If requested by the Title Company, Owner shall deliver (i) one or more reasonable and customary title affidavits executed by Owner, certifying to factual matters concerning Owner or the Property which are within the knowledge of Owner, (including, without limitation, any reasonable and customary affidavit which may be required in order to omit from title insurance coverage any exceptions for judgments, bankruptcies or other returns against persons or entities, other than Owner, whose names are the same as or similar to Owner's name), (ii) documents evidencing Owner's payment of franchise or unincorporated business taxes, as applicable, and (iii) any other documents reasonably requested by the Title Company to issue the title insurance required pursuant to this Agreement.

            (b) If requested by the Title Company, the Company shall deliver (i) one or more reasonable and customary title affidavits executed by the Company, certifying to factual matters concerning the Company which are within the knowledge of the Company (including without limitation any reasonable and customary affidavit which may be required in order to omit from title insurance coverage any exceptions for judgments, bankruptcies or other returns against persons or entities, other than the Company, whose names are the same as or similar to Company's name), (ii) documents evidencing Company's payment of franchise or unincorporated business taxes, as applicable, and (iii) any other documents reasonably requested by the Title Company to issue the title insurance required pursuant to this Agreement.

            Section 4.8 Violations. Owner shall cure, or cause to be cured, any Violations, whether the same have been noted or issued as of the date hereof or are first noted or issued after the date hereof, provided that in no event shall Owner be required to expend in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate to cure Violations and remove Title Defects pursuant to Section 4.6 above. As used herein, the term "VIOLATION(S)" shall mean any violation of any law or municipal ordinance, order or requirement noted or issued against the Property by any federal, state or municipal department having jurisdiction over the Property, other than any such violation that is the responsibility of the Tenant to cure, comply with, remove or otherwise discharge pursuant to the terms of the Lease or applicable law.

            Section 4.9 No Limitation on Due Diligence Termination Rights. Nothing set forth in this Article IV shall limit the Company's right to terminate this Agreement as set forth in Article III.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            Section 5.1. Representations and Warranties of Owner. Owner represents and warrants to the Company that the representations and warranties set forth below are true and correct on and as of the Effective Date:

            (a) Due Execution; Authority. (i) Owner is duly formed, validly existing and in good standing as a limited liability company under the laws of the State of Delaware; (ii) this Agreement is, and all the documents to be executed and delivered by Owner pursuant to this Agreement (the "OWNER CLOSING DOCUMENTS") will be, when executed by Owner, binding on and enforceable against Owner in accordance with their respective terms; (iii) except for the Existing Lender, there are no consents required from any third party to authorize Owner's entry into and performance of this Agreement, the Owner Closing Documents and/or the transactions contemplated hereby or thereby which have not been obtained;
(iv) this Agreement, the Owner Closing Documents and the transactions contemplated hereby and thereby have been, or will have been prior to the Closing, approved by all necessary action of Owner; and (v) the execution and delivery of the Owner Closing Documents do not and will not constitute a breach or default under any agreement by which Owner is bound, or by which any of Owner's property is encumbered.

            (b) Contracts. There are no contracts (other than the Leases) entered into by Owner or its agents relating to the ownership, management, leasing, parking, operation, maintenance or repair of the Property that (i) have a monetary obligation of more than Twenty-five Thousand and No/100 Dollars ($25,000) per year and (ii) are not cancelable without penalty by Owner upon notice of ninety (90) days or less (any contracts affecting the Property, together with all contracts entered into after the date hereof pursuant to
Section 6.1, are hereinafter collectively referred to as the "CONTRACTS"). To Owner's Knowledge, Owner has performed all material obligations required to be performed by Owner under the Contracts, and Owner has not received any written notice of default under any of the Contracts which remains uncured. There are no contracts for the sale, exchange or transfer of the Property or any portion thereof other than this Agreement.

            (c) The Leases. (i) No one other than Tenant has any right to occupy any part of the Property. The Leases are the only leases or other right or grant of occupancy of all or any part of the Property and Tenant has no right of first refusal, option or other right to purchase all or any portion of the Property.

                  (ii) Owner has performed or paid all material obligations required to be performed or paid by it under the Leases and Owner has not received any written notice of default of any of its obligations under any of the Leases which remains uncured.

                  (iii) Tenant has no obligation to post a security deposit pursuant to the Leases, and there are no escrow or similar accounts maintained by Owner pursuant to the Leases.

            (d) Leasing Commissions. There are no unpaid leasing commissions outstanding with respect to the Leases.

            (e) Condemnation. There are no pending or, to Owner's Knowledge, threatened, condemnation proceedings affecting all or any part of the Land or the Improvements.

            (f) Permitted Exceptions. To Owner's Knowledge, Owner has performed all material obligations under the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way and easements constituting one or more of the Permitted Exceptions for the Property, and Owner has not received any written notice of default with respect to the foregoing matters which remains uncured.

            (g) Litigation. No dispute, proceeding, suit or litigation relating to the Leases, the Property or any part thereof is pending or, to Owner's Knowledge, threatened in any tribunal.

            (h) FIRPTA. Owner is not a "foreign person" within the meaning of
Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            (i) Existing Loan. (i) The proceeds of the Existing Loan have been fully advanced.

                  (ii) Owner has not received any written notice of any default, breach, violation or event of acceleration existing under or pursuant to any of the Existing Loan Documents, and to Owner's Knowledge no event (other than payments due but not yet delinquent) exists which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default or event of acceleration of any of the Existing Loan Documents.

                  (iii) Except as expressly set forth in the Existing Loan Documents, no material term, covenant or condition of the Existing Loan Documents has been waived, modified, altered, satisfied, canceled or subordinated in any respect or rescinded.

                  (iv) As of the Effective Date, the outstanding principal balance, accrued interest and any late fees or collection costs due and owing to Existing Lender and the balance of any escrow and other accounts maintained by or for the benefit of Existing Lender with respect to the Existing Loan are set forth in Exhibit 5.1(iv).

                  (v) The Existing Loan is the only indebtedness of Owner secured by the Property, and the only documents and instruments executed by Owner in connection with the Existing Loan that encumber the Property are the Existing Mortgage, a related assignment of leases and rents made by Owner in favor of Lender and uniform commercial code financing statements naming Owner as debtor and Lender as secured party.

                  (vi) Each of the Existing Loan Documents is the legal, valid and binding obligation of Owner, enforceable in accordance with its terms, except as such enforcement may be limited in the future by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (j) Material Change. Owner has not received written notice from any Governmental Authority of any pending or contemplated change in any regulation, code, ordinance or law, or private restriction applicable to the Property, or any natural or artificial condition upon or affecting the Property, or any part thereof, which would result in any material change in the condition of the Property or any part thereof, or would in any way limit or impede the operation or development of the Property.

            (k) Accuracy of Documents. Owner has previously delivered to the Company the documents and records listed on Exhibit 3.2.1 hereto, and shall to the extent the same are within the possession and/or reasonable control of Owner and have not heretofore been delivered to Owner, deliver to the Company within seven (7) days of the Effective Date, the documents and information listed in Exhibit 3.2.2. To the extent prepared by Owner or its employees, such documents are true, correct and complete, and accurately reflect the matters contained therein in every material respect. To the extent such documents have not been prepared by Owner, to Owner's Knowledge there are no facts or circumstances that would make any of such documents or records and the matters contained therein, inaccurate in any material respect.

            (l) Tax Matters. Owner has relied solely on its own counsel for advice on any and all federal, state and local tax matters relating to this Agreement and the transactions contemplated herein and has not relied on any advice or representations of the Company, or its counsel with respect to any federal, state and local tax matters relating to this Agreement or the transactions contemplated herein.

            (m) Warranties. Owner has not released or modified any warranties of builders, contractors, manufacturers or other trades persons that have been given to Owner and to Owner's Knowledge all such warranties are in full force and effect.

            (n) Bankruptcy. Owner has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Owner's creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Owner's assets; (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of Owner's assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or compromise to its creditors generally.

            (o) Permits, Etc. To Owner's Knowledge, all permits, licenses, authorizations and certificates of occupancy required by Governmental Authorities for the management, occupancy, leasing and operation of the Property are in full force and effect.

            (p) Compliance with Law Under the Lease. To Owner's Knowledge, there does not currently exist any obligation to be taken or performed by the Tenant pursuant to the Lease that if not taken or performed, would cause the Property to be in non-compliance with any federal, state, municipal and other governmental laws, ordinances, requirements, rules, regulations, notices, codes and orders, or any agreements, covenants, conditions, easements and restrictions currently in effect and relating to the Property.

            (q) Zoning; Governmental Rules and Regulations Under the Lease and Existing Loan Documents. To Owner's Knowledge as of the date hereof, there is no requirement of applicable law, the Lease or Existing Loan Document that would require Owner to sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein, or initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property.

            (r) Not Misleading. Without limiting any of the representations and warranties of Owner set forth in this Agreement, such representations and warranties do not make any untrue statement of a material fact, or to Owner's Knowledge, omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            The Company agrees that, if (i) during the Study Period, the Company shall discover any state of facts that differs from any of the representations set forth in Section 5.1 above or that would make such representations untrue, or (ii) if any of the documents listed in Exhibit 3.2.1 contains any facts or statements that differ from any of the representations set forth in Section 5.1 above or that would make such representations untrue, then the Company shall promptly advise the Owner in writing of such different state of facts.

            Section 5.2 Representations and Warranties of The Company. The Company represents and warrants to Owner that the representations and warranties set forth below are true and correct on and as of the Effective Date:

            (a) Due Execution; Authority. (i) The Company is duly formed, validly existing and in good standing as a limited partnership under the laws of the State of Delaware; (ii) this Agreement is, and all the documents to be delivered by the Company pursuant to the express terms of this Agreement (the "COMPANY CLOSING DOCUMENTS") will be, when executed by the Company, binding on and enforceable against the Company in accordance with their respective terms;
(iii) there are no consents required from any third party to authorize the Company's entry into and performance of this Agreement, the Company Closing Documents and/or the transactions contemplated hereby or thereby; (iv) this Agreement has been, the Company Closing Documents and the transactions contemplated hereby and thereby have been, or will have been prior to the Closing, approved by all necessary action of the Company; and (v) the execution and delivery of the Company Closing Documents do not and will not constitute a breach or default under any agreement by which the Company is bound or by which any of the Company's property is encumbered.

            (b) Bankruptcy. The Company has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by the Company's creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of the Company's assets; (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of the Company's assets;
(v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or compromise to its creditors generally

            (c) Prohibited Person. The Company is not a Prohibited Person. For purposes hereof, a "Prohibited Person" shall mean any of the following: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the "EXECUTIVE ORDER"); (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a "specially designated national" or "blocked person" on the most current list published by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in any of clause(i), (ii), (iii) and/or (iv) above.

            Section 5.3 Closing Certificates of The Company and Owner. (a) The Company, on the Closing Date, shall execute and deliver to Owner an instrument by which the Company shall remake the representations made pursuant to Section
5.2 above as of the Closing, provided that the Company, in such instrument, shall (i) update such representations to reflect events occurring between the date hereof and the Closing and (ii) correct such representations and warranties to reflect any discovered inaccuracy therein; such instrument being herein called the "COMPANY'S REPRESENTATION CERTIFICATE".

            (b) Owner, on the Closing Date, shall execute and deliver to the Company an instrument in which Owner shall remake the representations and warranties made pursuant to Section 5.1 above as of the Closing, provided that Owner, in such instrument, shall (i) update such remade representations to reflect events occurring between the date hereof and the Closing and (ii) correct such remade representations to reflect any discovered inaccuracy therein; such instrument being herein called "OWNER'S REPRESENTATION CERTIFICATE".

                                   ARTICLE VI
                  COVENANTS AND ADDITIONAL OBLIGATIONS OF OWNER

            Section 6.1 Covenants of Owner. Owner agrees that from the date of this Agreement to the Closing, it will:

            (a) Insurance. Subject to the terms and conditions of the Leases (and to the extent Owner is able to do so pursuant to the Leases), cause Tenant to maintain in full force and effect all insurance required to be maintained pursuant to the Leases.

            (b) Contracts and Business Practice. Not become a party to any new licenses, equipment leases, contracts or agreements of any kind relating to the Property, except for such contracts or agreements as will be terminated at or prior to the Closing without cost or expense to the Company or contracts which the Company agrees in its sole discretion to assume at the Closing, without having obtained in each case the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Company agrees that any requests for consent shall be responded to within five (5) Business Days of receipt of request therefor. Except as otherwise provided in this Article VI, Owner shall continue, and shall cause Tenant to continue (to the extent Owner is able to do so pursuant to the Leases), to manage, maintain and operate the Property in the same manner that Owner (or Tenant, as applicable) has been managing, maintaining and operating the Property immediately prior to the Effective Date; provided, however, that Owner shall not have any obligation to make repairs or expenditures that are capital in nature.

            (c) Compliance With Laws. Not knowingly take or fail to take any action that will cause the Property to fail to comply with any federal, state, municipal and other governmental laws, ordinances, requirements, rules, regulations, notices, codes and orders, or any agreements, covenants, conditions, easements and restrictions currently in effect relating to the Property; provided that Owner shall not be required to take any such action, or perform any such obligation, if and to the extent that such action is required to be taken by the Tenant under the Leases or is otherwise the obligation of the Tenant under the Leases.

            (d) Notices. Promptly upon receipt, provide the Company with copies of all written notices delivered to, or received by, the Tenant in connection with the Property or the Leases, any insurance company which carries insurance on the Property, or from any Governmental Authorities with respect to the Property or any portion thereof.

            (e) Conditions To The Closing. Use good faith efforts prior to the Closing to satisfy all conditions to the Closing which are within Owner's reasonable power to satisfy.

            (f) No Sale or Encumbrance. Owner shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein, or initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property, except if and to the extent required by law, the terms of the Leases or the terms of the Existing Loan Documents.

            (g) Lease. Owner shall not nor cause or permit Tenant to terminate, modify, extend, amend or renew the Leases or enter into any new lease or other letting arrangement without the prior written consent of the Company, which the Company may withhold in its sole discretion.

            (h) Existing Loan. Pay and perform all of its obligations pursuant to the Existing Loan Documents, and use good faith efforts to cause Existing Lender to consent to the assignment to, and assumption by the Company of, the Existing Loan.

            (i) Fulfillment of Obligation. To the extent Owner is obligated, pursuant to any contract, agreement, covenant, lease, or other understanding entered into prior to the Effective Date with any tenant, governmental subdivision or any other third party, to effect any construction, make any improvements or take any action, Owner shall cause any such construction, improvements and/or action to be taken, completed and fully paid for by Owner, at its expense, prior to the Closing. No such obligation shall be unfulfilled, and no liability for or payment in respect of any obligation shall be unsatisfied as of the Closing.

                                   ARTICLE VII
                 ASSUMPTION OF THE EXISTING LOAN BY THE COMPANY

            Section 7.1 Assumption of Existing Loan. The Company recognizes and agrees that, in connection with the Existing Loan, the Property presently is encumbered by the Existing Mortgage. The Loan is evidenced by that certain promissory note dated as of November 21, 2003 in the stated principal amount of $10,000,000 (the "EXISTING NOTE") executed by Owner and payable to the order of Wells Fargo Bank, National Association. Owner has heretofore delivered a true, correct and complete copy of the Existing Note and the other Existing Loan Documents to the Company for its review. The Company agrees that, at the Closing, the Company shall assume Owner's obligations under the Existing Note and all of the other Existing Loan Documents and accept title to the Property subject to the Existing Mortgage. It shall be a condition to the Owner's and the Company's obligations hereunder that at Closing the Existing Lender shall release Owner, as well as any guarantors and other obligated parties under the Existing Loan Documents from all obligations under the Existing Loan Documents (and any related guarantees or letters of credit), including, without limitation, any obligation to make payments of principal and interest under the Existing Note (the foregoing assumption of the Existing Loan and the release of Owner and all guarantors thereunder being herein called the "LOAN ASSUMPTION AND RELEASE"). The Company shall, within three (3) Business Days of the Effective Date, submit to the Lender a completed application for the Loan Assumption and Release (the "APPLICATION"). The Company and Owner each agree to use commercially reasonable diligent efforts to cause the Loan Assumption and Release to be consummated in the most timely and efficient manner. The Company shall pay all fees and expenses imposed or charged by the Lender and its counsel in connection with the Loan Assumption and Release, including, without limitation, all servicing fees and charges, transfer fees, assumption fees, title fees and endorsement fees and this obligation to pay fees and expenses shall survive the Closing or any earlier termination of this Agreement. The Company and Owner shall each pay their own legal fees and costs and expenses in connection with the Loan Assumption and Release. In connection with the Loan Assumption and Release, the Company shall form a subsidiary entity to take title to the Property, which subsidiary entity shall be a bankruptcy remote single purpose entity which satisfies the requirements of the Existing Loan Documents and of the Existing Lender.

                                  ARTICLE VIII
                             [INTENTIONALLY OMITTED]

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

            Section 9.1 The Company's Conditions Precedent. The Company's obligation to accept the conveyance of the fee simple title to the Property hereunder shall be subject to the full and timely satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by the Company in writing in its sole discretion) at or prior to the Closing:

            (a) Title. The Company shall have received confirmation from the Title Company that it is issuing to the Company at the Closing an owner's title policy (bringing the title current to the date of the Closing) without exceptions other than the Permitted Exceptions.

            (b) Representations and Warranties. Owner's Representation Certificate shall reflect that the representations and warranties made by Owner in this Agreement (as the same may be deemed modified by the provisions of the last paragraph of Section 5.1) are true and correct in all material respects as of the Closing (with such modifications as may be necessary to reflect any changes contemplated or permitted by this Agreement, such as a change to subsection 5.1(i)(iv) to reflect any payments on the Existing Loan made after the Effective Date).

            (c) Performance of Obligations, etc. Owner shall have performed in all material respects all covenants and obligations and complied with all conditions, obligations and agreements required by this Agreement to be performed or complied with by it at or before the Closing.

            (d) Existing Loan. All right, title and interest of Owner under and pursuant to the Existing Loan Documents shall be assigned to and assumed by the Company, Existing Lender shall have consented to such assignment and assumption, and all conditions to such assignment and assumption imposed by Existing Lender shall have been satisfied or waived by Existing Lender.

            (e) Tenant Estoppel Certificate. The Company shall have received an executed estoppel certificate from the Tenant in the form prescribed by the Leases.

            (f) Closing Under the Other Contract. The Closing under this Agreement and the closing of the transactions contemplated by the Other Contract occur simultaneously.

            (g) Construction/Improvement Work at the Property. The Company shall have received confirmation reasonably satisfactory to it that with regard to any construction/improvement work at the Property (the "Improvement Work"): (i) all licenses, permits and similar authorizations required by all Governmental Authorities relating to ongoing Improvement Work are in full force and effect; and (ii) all applicable certificates (including, without limitation, certificates of inspection), permits and/or licenses relating to the inspection and completion of Improvement Work during or after the expiration of the Study Period required by all Governmental Authorities.

            (h) Violations. All Violations shall have been cured to the satisfaction of the applicable Governmental Authorities.

            Section 9.2 The Owner's Conditions Precedent Owner's obligation to close on the Closing Date is subject to the satisfaction of the following conditions precedent, any or all of which may be waived in writing by Owner:

            (a) Representations and Warranties. The Company's Representation Certificate shall reflect that the representations and warranties made by the Company in this Agreement are true and correct in all material respects as of the Closing.

            (b) Performance of Obligations, etc. The Company shall have satisfied and complied with (or at the Closing shall satisfy and comply with) all of its obligations hereunder (including, without limitation, its obligations to pay the Cash Balance and to execute and/or deliver each and all of the documents to be executed and/or delivered by the Company pursuant to this Agreement);

            (c) Existing Loan. All right, title and interest of Owner under and pursuant to the Existing Loan Documents shall be assigned to and assumed by the Company, Existing Lender shall have consented to such assignment and assumption, the Company and the Existing Lender have entered into the Loan Assumption and Release, all conditions to such assignment and assumption imposed by Existing Lender shall have been satisfied or waived by Existing Lender, and the Existing Lender shall have released Owner, as well as any guarantors and other obligated parties under the Existing Loan Documents from all obligations under the Existing Loan Documents (and any related guarantees or letters of credit), including, without limitation, any obligation to make payments of principal and interest under the Existing Note; and

            (d) The Closing under this Agreement and the closing of the transactions contemplated by the Other Contract occur simultaneously.

            Section 9.3 Failure of Conditions. (a) If any condition described in
Section 9.1 is not satisfied as of the Closing Date, then Company may, at its sole option and as its sole and exclusive remedy: (i) extend the Closing Date for up to an additional thirty (30) days to allow for the satisfaction of such conditions, by written notice thereof to Owner and the Title Company; (ii) proceed to Closing without any abatement or reduction in the Purchase Price; or
(iii) terminate this Agreement by written notice thereof to Owner and the Title Company at any time on or before the Closing. If the Company so extends the Closing Date and any such conditions remain unsatisfied at the end of such extended period, then the Company shall have the option, in its sole discretion, to either: (i) terminate this Agreement by written notice thereof to Owner and the Title Company; or (ii) proceed to the Closing without abatement or reduction in the Purchase Price. Upon termination of this Agreement pursuant to this
Section 9.3, the

Deposit shall be returned to the Company, and neither party shall have any further rights, obligations or liabilities under this Agreement, except for the obligations set forth in this Agreement that expressly survive termination of this Agreement. The conditions set forth in this Section 9.3 are for the Company's sole benefit, and the Company may, in its sole discretion, waive (conditionally or absolutely) the fulfillment of any one or more of the conditions, or any part thereof. Owner shall not take or authorize, directly or indirectly, any action that modifies or changes the circumstances upon which the conditions set forth in Section 9.1 were deemed satisfied or waived by the Company without the Company's prior written consent.

            (b) If any condition described in Section 9.2 is not satisfied as of the Closing Date, then Owner may, as its sole and exclusive remedy, (i) extend the Closing Date for up to an additional thirty (30) days to allow for the satisfaction of such conditions, by written notice thereof to the Company; (ii) terminate this Agreement by written notice thereof to the Company at any time on or before the Closing; or (iii) proceed to the Closing without any abatement or reduction in the Purchase Price. If the Owner so extends the Closing Date and any such conditions remain unsatisfied at the end of such extended period, then the Owner shall have the option, in its sole discretion, to either: (i) terminate this Agreement by written notice thereof to Owner and the Title Company; or (ii) proceed to the Closing without abatement or reduction in the Purchase Price. Upon termination of this Agreement under this Section 9.3(b), the Deposit shall be returned to the Owner, and thereafter neither party shall have any further rights, obligations or liabilities under this Agreement, other than with respect to those rights and obligations that are expressly to survive a termination of this Agreement. The conditions set forth in this Section 9.3(b) are for Owner's sole benefit, and Owner may, in its sole discretion, waive the fulfillment of any one or more of the conditions, or any part thereof. Company shall not take or authorize, directly or indirectly, any action that modifies or changes the circumstances upon which the conditions set forth in Section 9.2 were deemed satisfied or waived by the Owner without the Owner's prior written consent.

            (c) In addition to and without limiting the provisions of Section 9.3(a) and (b) above, Owner and the Company agree that each shall have the unilateral right upon written notice to the other and the Title Company, to extend the Closing Date for such period of time as may be necessary for the Existing Lender to finally approve or disapprove the Application.

                                    ARTICLE X
                                     CLOSING

            Section 10.1 Closing. Closing of the transactions contemplated hereby (the "CLOSING") shall be consummated by mail through the offices of First American Title Insurance Company, 1801 K Street, N.W., Suite 200-K, Washington, D.C. 20006, on the date that is twenty (20) days after the expiration of the Study Period (such date, as the same may be extended pursuant to the terms of this Agreement, being herein called the "CLOSING DATE"; if the then scheduled Closing Date is not a Business Day, then the Closing Date shall be the next succeeding Business Day). Time shall be of the essence with respect to the obligations of Owner and the Company to be performed on the Closing Date.

                                   ARTICLE XI
                                 CLOSING MATTERS

            Section 11.1 Owner's Obligations. At the Closing, Owner shall:

            (a) Affidavits. Execute and deliver to the Title Company such affidavits and indemnity agreements as required by Section 4.7(a) above.

            (b) Deed. Execute and deliver to the Company a Deed in the form attached hereto as Exhibit 11.1(b).

            (c) FIRPTA Certificate. Execute and deliver to the Company a FIRPTA Certificate substantially in the form attached hereto as Exhibit 11.1(c).

            (d) Owner's Representation Certificate. Execute and deliver to the Company the Owner's Representation Certificate as required by Section 5.3 above.

            (e) Further Assurances. Execute (as applicable) and deliver (or cause to be delivered) to the Company the Owner Closing Documents.

            (f) Assignment and Assumption of Lease. Execute and deliver to the Company an Assignment and Assumption of Lease in the form attached hereto as
Exhibit 11.1(f).

            (g) Assignment of Existing Loan. Execute and deliver to the Company, Existing Lender and the Title Company the documents and instruments necessary to effect the assignment to the Company of the Existing Loan and Existing Loan Documents, the assumption of the Owner's obligations under the Existing Loan Documents, and the release of Owner, as well as any guarantors and other obligated parties, under the Existing Loan Documents from all obligations under the Existing Loan Documents and any related guarantees.

            (h) Possession. Give full possession of the Property to the Company (subject to the rights of the Tenant under the Leases), and in connection therewith, turn over to the Company all keys, access codes and other equipment and information necessary for the Company to have full and complete access to the Property, subject only to the rights of Tenant under the Leases.

            (i) Notice Letter to Tenant. Execute and deliver a letter to the Tenant notifying the Tenant of the sale of the Property and indicating the new address for notices under the Leases.

            (j) Transfer Tax Forms. Execute and deliver all requisite transfer tax forms and other documents required by law in order to consummate the conveyance of the Property from Owner to the Company pursuant to this Agreement.

            Section 11.2 The Company's Obligations. At the Closing, the Company shall:

            (a) Cash Balance. Deliver the Cash Balance to the Owner (as provided in Section 2.3 above);

            (b) Affidavits Execute and deliver to the Title Company such affidavits and indemnity agreements as required by Section 4.7(b) above .

            (c) The Company's Representation Certificate. Execute and deliver to Owner the Company's Representation Certificate as required by Section 5.3 above.

            (d) Further Assurances. Execute (as applicable) and deliver (or cause to be delivered) to the Owner the Company's Closing Documents.

            (e) Assignment and Assumption of Leases. Execute and deliver to the Owner an Assignment and Assumption of Lease in the form attached hereto as
Exhibit 11.1(f).

            (f) Assumption of Existing Loan. Execute and deliver to the Owner, Existing Lender and the Title Company the documents and instruments reasonably necessary to effect the assumption by the Company of the Owner's obligations under the Existing Loan and Existing Loan Documents and the release of Owner, as well as any guarantors and other obligated parties, under the Existing Loan Documents from all obligations under the Existing Loan Documents and any related guarantees, and pay to the Existing Lender all assumption fees, costs and expenses required by the Existing Loan Documents to effect such assumption by the Company and requisite consent by the Existing Lender.

            (g) Transfer Tax Forms. Execute and deliver all requisite transfer tax forms and other documents required by law in order to consummate the conveyance of the Property from Owner to the Company pursuant to this Agreement.

                                   ARTICLE XII
                           PRORATIONS AND ADJUSTMENTS

            Section 12.1 Prorations and Adjustments. (a) Rents. All rents payable by the Tenant to Owner under the Lease shall, at the Closing, be apportioned between Owner and the Company as of 11:59 p.m. of the day immediately prior to the Closing Date.

            (b) Existing Loan Payments. Any current payments of principal and interest, and any reserve amounts, due pursuant to the Existing Loan for the month in which the Closing occurs shall at the Closing, be apportioned between Owner and the Company as of 11:59 p.m. of the day immediately prior to the Closing Date. All other payment items with respect to the Existing Loan shall be brought current at the Closing by Owner.

            (c) Reserves, etc. The Company shall reimburse Owner for all reserves, impounds and other sums assigned to the Company that are then on deposit with the Lender and required to be maintained by the borrower under the Existing Loan Documents in connection with the Existing Loan

            (d) Real Estate Taxes. The Company and Owner shall only prorate real estate for the Property that are actually due and payable during the Tax Year in which the Closing Date occurs (the "CLOSING TAX YEAR"), regardless of the year for which such taxes are assessed. As a result, if real estate taxes for the Property are paid in arrears (i.e., taxes paid during any Tax Year are assessed for or otherwise attributable to the previous Tax Year), there shall be no proration of real estate taxes assessed for or attributable to the Property for the Closing Tax Year (which would be due and payable during the following Tax
Year). There shall be no proration of real estate taxes other than as set forth hereinabove and, as between the Company and Owner, the Company agrees that it shall be solely responsible for all such real estate and personal property taxes due and payable after the Closing. The proration of the real estate taxes actually due and payable during the Closing Tax Year shall be calculated as follows:

                  (i) Owner shall be responsible for that portion of such taxes equal to (i) the total such taxes due and payable during the Closing Tax Year, multiplied by (ii) a fraction, the numerator of which shall be the number of days in the Closing Tax Year prior to the Closing Date, and the denominator of which shall be 365; and

                  (ii) The Company shall be responsible for that portion of such taxes equal to (i) the total such taxes due and payable during the Closing Tax Year, multiplied by (ii) a fraction, the numerator of which shall be the number of days in the Closing Tax Year subsequent to and including the Closing Date, and the denominator of which shall be 365.

            (e) Other Items. All other items which are customarily apportioned in connection with the purchase and sale of real property similar to the Property in the jurisdiction in which the Property is located shall, at the Closing, be apportioned between the Owner and the Company as of 11:59 p.m. of day immediately prior to the Closing; provided, however, that in no event shall any item of expense be apportioned hereunder if, and to the extent that, such expense item is the obligation of the Tenant under the Lease (it being agreed that each of Owner and the Company shall look solely to the Tenant for the payment of such expense during their respective periods of ownership).

            (f) Tax Refunds. Notwithstanding the foregoing, any refunds of real property taxes for tax years beginning prior to the Closing Date shall belong to Tenant, and if paid to the Company shall be promptly refunded by the Company to Tenant in accordance with the provisions of the Lease.

            (g) Overage Rent.

                  (i) All reimbursements or payments in respect of operating expenses, real estate taxes, and other charges (collectively, "OVERAGE RENT") paid pursuant to the Lease for the accounting period in which the Closing occurs shall when received be apportioned between Owner and the Company as of 11:59 P.M. of the day preceding the Closing Date. Owner shall be entitled to receive the proportion of such Overage Rent (less any reasonable costs and expenses incurred in the collection of such Overage Rent), that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period. The Company shall be entitled to receive the proportion of such Overage Rent (less any reasonable costs and expenses incurred in the collection of such Overage Rent) that the portion of such accounting period from and after the Closing Date bears to the entire such accounting period. If, prior to the Closing, Owner shall receive any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sum shall be credited against the Cash Balance payable by the Company at the Closing. As to Overage Rent in respect of an accounting period that shall have expired prior to the Closing, but which shall be paid after the Closing, the Company agrees that it will pay the entire amount over to Owner upon receipt thereof, less the Company's reasonable costs of collection reasonably allocable thereto. The Company agrees that it shall promptly render bills for any Overage Rent in respect of an accounting period that shall have expired prior to Closing but which shall be payable after the Closing, and use commercially reasonable efforts in the collection of Overage Rent, provided, however, that the Company shall have no obligation to commence any legal actions or proceedings to collect any such Overage Rent. Owner shall furnish to the Company all information relating to the period prior to the Closing that is reasonably necessary for the billing of such Overage Rent. The Company shall deliver to Owner, concurrently with the delivery to Tenant, copies of all statements relating to Overage Rent for periods prior to the Closing.

                  (ii) To the extent that any portion of the Overage Rent is required to be paid monthly or on another periodic basis, by Tenant on account of estimated amounts for the current period, and at the end of each calendar year (or, if applicable, at the end of each lease year or tax year, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year, with the appropriate adjustments being made with Tenant, then such portion of the Overage Rent paid shall be prorated between Owner and the Company at the Closing, based on such estimated payments (i.e., with Owner entitled to retain all monthly and other periodic installments of such amounts paid with respect to periods prior to the calendar month or other relevant period in which the Closing Date occurs, Owner to pay to the Company at the Closing all monthly or other relevant period installments of such amounts paid with respect to periods following the calendar month or other relevant period in which the Closing occurs and Owner and the Company shall apportion all monthly installments of such amounts with respect to the calendar month in which the Closing occurs) and at the time(s) of final calculation and collection from (or refund to) Tenant of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts have been prorated, there shall be a reproration between Owner and the Company, with the net credit resulting from such reproration being payable to the appropriate party (i.e., to Owner if the recalculated amounts exceed the estimated amounts and to the Company if the recalculated amounts are less than the estimated amounts).

            Section 12.2 Costs and Expenses. Except as otherwise provided in this Agreement, the Company shall be solely responsible for the following: (a) all costs of preparation of the Survey for the Property; (b) all costs of conducting all environmental tests and other Due Diligence of and with respect to the Property; and (c) all costs and fees in connection with the assumption of the Existing Loan. Owner shall pay all costs associated with: (i) any costs of state, county, city, local, municipal and township recording, transfer and similar taxes and impositions with respect to the conveyance of the Property; (ii) repaying any indebtedness secured by the Property (other than the Existing Loan); (iii) any gains taxes, income taxes or similar taxes owing as a result of the transactions contemplated hereby; and (iv) all costs associated with the issuance to the Company of the new owner's policy of title insurance, including the premium for such policy and the cost for a zoning endorsement (ALTA 3.1) and a comprehensive endorsement (ALTA 9). All other endorsements shall be paid for by the Company. The Company and Owner shall share equally escrow fees and other closing costs. The Company and Owner shall each pay their respective legal fees and expenses incurred in connection with the negotiation of this Agreement and all related documents, and in addressing each such party's tax and securities issues.

                                  ARTICLE XIII
                                     DEFAULT

            Section 13.1 Default By The Company. If (i) any of the representations and warranties made by the Company in this Agreement (as updated by the Company's Representation Certificate) are inaccurate or incorrect in any material respect on the date made or deemed made, or (ii) if the Company fails to perform its covenants, obligations or agreements under this Agreement and such failure is not cured on or before the earlier of ten (10) days after written notice by Owner to Company or the Closing Date, or (iii) the purchaser under the Other Contract (the "OTHER PURCHASER") fails to perform its covenants, obligations or agreements under the Other Contract and the seller under the Other Contract (the `OTHER SELLER") terminates the Other Contract as a result of such failure, then in any of such events, Owner's sole and exclusive remedy shall be the right to cancel and terminate this Agreement and receive and retain the Deposit (provided, however, that if the Company is then obligated to post the Additional Deposit but has not done so, then Owner shall have a right to receive the Initial Deposit and shall have a post termination damage claim against the Company for the Additional Deposit and all expenses incurred by owner in collecting same, including reasonable attorneys' fees). Upon such termination, each party shall be released from all duties or obligations contained herein except as may otherwise be expressly set forth in this Agreement as surviving a termination of this Agreement, and the Title Company shall immediately pay the Deposit to Owner as liquidated damages as the sole and exclusive remedy of Owner, it being understood and agreed that Owner is hereby releasing and/or waiving any right it might have to either specifically enforce this Agreement or to sue for damages (other than to collect the Additional Deposit, as aforesaid, if the same had not been delivered to the Title Company when due). Owner has agreed to this liquidated damage provision because of the difficulty of ascertaining Owner's actual damages given the uncertainties of the real estate market, fluctuating property values and differences of opinion with respect to such matters.

            Section 13.2 Default By Owner. If (i) any of the representations and warranties made by Owner in this Agreement (as updated by Owner's Representation Certificate) are inaccurate or incorrect in any material respect on the date made or deemed made, or (ii) if Owner fails to perform its covenants, obligations or agreements under this Agreement and such failure is not cured on or before the earlier of ten
(10) days after written notice by the Company to Owner or the Closing Date, or
(iii) the Other Seller fails to perform its covenants, obligations or agreements under the Other Contract and the Other Purchaser terminates the Other Contract as a result of such failure, then the Company shall have the right, at its sole option, to: (a) terminate this Agreement, whereupon the Deposit shall be returned to the Company and neither party shall have any further right or liability to the other under this Agreement except as may be otherwise expressly set forth in this Agreement; (b) waive the default, misrepresentation or failure to perform and proceed with the Closing without any adjustment or reduction in the Purchase Price; or (c) receive the Deposit from the Title Company and pursue an action for specific performance.

                                   ARTICLE XIV
                COORDINATION BETWEEN AGREEMENT AND OTHER CONTRACT

            Section 14.1 Coordination of the Sale of the Property and the Other Property. Owner and the Company acknowledge and agree that (i) the Property and the Other Property are intended to be sold together as part of a single integrated transaction, (ii) as a matter of convenience only, the parties have agreed sell the Property and the Other Property pursuant to the terms of two separate agreements (consisting of this Agreement and the Other Contract), rather than pursuant to a single agreement, and (iii) cross defaulting this Agreement and the Other Contract pursuant to Sections 13.1 and 13.2 is intended to further the intent of the parties to consummate the sale of the Property and the Other Property as a single integrated transaction. If the Other Contract is terminated by the Other Seller or Other Purchaser thereunder for any reason pursuant to the terms of the Other Contract (including, without limitation, if the Other Purchaser terminates the Other Contract prior to the end of the due diligence period under the Other Contract pursuant to Article III of the Other Contract), then (i) this Agreement shall automatically terminate on the date on which such Other Contract is so terminated, (ii) if, as a result of such termination of such Other Contract, the deposit thereunder is payable to the Other Seller, then the Deposit (and all interest accrued thereon) shall be paid to Owner, (iii) if, as a result of such termination of the Other Contract, the deposit thereunder is payable to the Other Purchaser, then the Deposit (and all interest accrued thereon) shall be paid to the Company and (iv) thereafter neither Owner nor the Company shall any further rights or obligations hereunder, other than those which expressly survive the termination of this Agreement.

            Section 14.2 Coordination of Closing Dates for the Sale of the Property and the Other Property. Owner and the Company acknowledge that the intent of the parties is that the Closing under this Agreement, and the closing under the Other Contract, are all to occur simultaneously. If, as of any date, the then current scheduled closing date under the Other Contract is, for any reason, later than the then current scheduled Closing Date under this Agreement, then and in such event, the scheduled Closing Date under this Agreement shall automatically be adjourned to (and shall be) the then current scheduled closing date under the

Other Contract. In furtherance of the foregoing, if the Other Seller or the Other Purchaser has any right to adjourn the closing date under the Other Contract and exercises such right, then the scheduled Closing Date under this Agreement shall automatically be extended to the scheduled closing date under the Other Contract.

                                   ARTICLE XV
                       DAMAGE, DESTRUCTION OR CONDEMNATION

            Section 15.1 Casualty. (a) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Improvements which is not a Major Casualty, then the Company shall have no right to terminate this Agreement and shall purchase the Property in its damaged condition without reduction of or offset against the Purchase Price or any other claim against Owner. Owner shall assign to the Company the right to receive any insurance proceeds payable to Owner as a result of such fire or other casualty (inclusive of any rental interruption proceeds payable with respect to any period from and after the Closing); provided, however, that Owner shall be entitled to retain (to the extent theretofore paid to Owner), and shall not be obligated to assign the right to receive (to the extent not theretofore paid to Owner), an amount of such insurance proceeds equal to Owner's reasonable expenses, if any, incurred in collecting such proceeds and repairing the damage caused by fire or other casualty. For purposes hereof, a "MAJOR CASUALTY" means a fire in or other casualty to the Improvements which causes damage or injury that the repair or replacement cost of which would exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), as determined by the professional retained by the Company to perform a structural and/or physical inspection of the Property in connection with the Company's acquisition of the Property pursuant to this Agreement.

            (b) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Improvements which is a Major Casualty, then the Company shall have the option, to be exercised by notice given to Owner within ten (10) days after the Company has notice of such fir or other casualty, to terminate this Agreement. If the Company shall so elect to terminate this Agreement, then (i) the Company shall be entitled to the return of the Deposit (and any interest thereon) and (ii) neither party hereto shall have any further obligations or liabilities to the other with respect to the Property (or under this Agreement), except for those which expressly survive the termination of this Agreement. If the Company shall not elect to terminate this Agreement as provided in this subsection (b), then this Agreement shall remain in full force and effect with respect and the provisions of Section 15.1(a) above shall apply to such damage and any insurance proceeds payable in connection therewith.

            (c) Subject to the provisions of Section 15.1(a) and the applicable provisions of the Lease, Owner shall not have any obligation to repair any damage or destruction to the Improvements

            Section 15.2 Condemnation or Taking. If, prior to the Closing, the Property or any part thereof shall be condemned or taken and such condemnation or taking materially interferes with the existing business use of the Property, the Company may (a) terminate this Agreement, or (b) complete the transactions contemplated by this Agreement notwithstanding such condemnation. If the Company elects to complete the transactions contemplated hereby, the Company shall be entitled to receive the condemnation proceeds and Owner shall, at the Closing and thereafter, execute and deliver to the Company all required assignments of claims and other similar items. If the Company elects to terminate this Agreement, then upon written notice to Owner and without further action of the parties, this Agreement shall become null and void and no party shall have any rights or obligations under this Agreement.

                                   ARTICLE XVI
                                     BROKERS

            Section 16.1 Brokers. Owner, on the one hand, and the Company, on the other, hereby represent and warrant each to the other that it has not authorized any broker, agent or finder to act on its behalf in connection with the transaction contemplated by this Agreement except CB Richard Ellis and Transwestern Commercial Services (the "BROKERS"), who have been engaged by Owner pursuant to separate written agreements, and shall be paid by Owner, it being agreed that the Company shall have no liability for any commissions, fees payments or other sums payable to the Brokers or either of them. Each party agrees that it shall indemnify, defend and save the other harmless from and against any cost, expense, claim, loss, liability or damages, including reasonable attorneys' fees and court costs, resulting from a breach of the foregoing representation and warranty. The terms and provisions of this Section
16.1 shall survive the Closing or any earlier termination of this Agreement.

                                  ARTICLE XVII
                                  MISCELLANEOUS

            Section 17.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given/received: (a) on the date delivered if delivered personally; (b) on the date sent if sent by facsimile, with a copy sent by one of the other methods of delivery described in this Section; (c) the next Business Day after deposit with a recognized overnight courier service when marked for delivery on the next Business Day; or (d) five (5) days after mailing if sent by registered or certified United States mail, properly addressed and postage pre-paid, and addressed to the party for whom it is intended at the address hereinafter set forth:

            If to Owner :         Stonewater Dox Funding LLC
                                  c/o Drawbridge Special Opportunities Fund LLP
                                  1251 Avenue of the Americas LLC
                                  16th Floor
                                  New York, New York  10020
                                  Attn:  Dean Dakolias
                                  Fax: (212) 202-3685
      with a copy to each of :      Stonewater Partners
                                    237 Mamaroneck Avenue
                                    Suite 406
                                    White Plains, New York 10605
                                    Attn:  Jeff Toporek
                                    Fax: (914)-470-4011

                                    And

                                    Bryan Cave LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Attn:  Sandor A. Green
                                    Fax:  (212) 541-1449

      If to the Company:            Gladstone Commercial Limited Partnership
                                    c/o Gladstone Commercial Corporation
                                    1521 Westbranch Drive
                                    Second Floor
                                    McLean, VA  22102
                                    Attn:  Mr. Christopher Massey
                                    Fax:  (703) 287-5801

      with a copy to:               Dickstein Shapiro Morin & Oshinsky LLP
                                    2101 L Street, N.W.
                                    Washington, D.C.  20037
                                    Attn: James D. Kelly, Esq.
                                    Fax:  202-887-0689

Either party may designate a change of address by written notice to the other in accordance with the provisions set forth above, which notice shall be given at least ten (10) days before such change of address is to become effective. The attorney for either party may send notices on that party's behalf.

            Section 17.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective personal representatives, heirs, successors and assigns of the parties. Owner shall not have any right to assign its rights or obligations under this Agreement without the prior written consent of the Company. The Company shall have no right to assign its rights or obligations under this Agreement without the prior written consent of Owner. Notwithstanding the foregoing; Company may assign its rights and obligations under this Agreement to any person or entity that is an affiliate of the Company, without the consent of Owner, provided that (i) the Company is not released from its liability hereunder, (ii) such assignee assumes all of the obligations of the Company under this Agreement, (iii) the Company delivers a copy of the assignment and assumption agreement to the Owner at or prior to Closing, (iv) the assignee is a single purpose bankruptcy remote entity that meets the requirements set forth in the Existing Loan Documents for the borrower thereunder, and (v) such assignee has been approved by the holder of the Existing Loan as the new borrower under the Existing Loan. As used herein, an affiliate is a person or entity controlled by, under common with, or controlling, another person or entity. Any assignment or attempted assignment of this Agreement or the rights and obligations hereunder other than strictly in accordance with the provisions of this Section 17.2 shall be null and void and of no force or effect.

            Section 17.3 1031 Exchange. Owner hereby advises the Company that the sale of the Property may be part of a tax-free exchange under Section 1031 of the Internal Revenue Code for Owner. The Company hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by Owner, provided that (a) the Company shall not be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Agreement, (c) the Company shall not incur any additional cost, expense or liability in connection with such exchange, and (d) no dates in this Agreement will be extended as a result thereof. Notwithstanding anything to the contrary contained in the foregoing, if Owner so elects to close the transfer of the Property as an exchange, then (i) Owner, at its sole option, may delegate its obligations to transfer the Property under this Agreement, and may assign its rights to receive the Purchase Price from the Company, to a deferred exchange intermediary (an "INTERMEDIARY") or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Owner pursuant to this Agreement; (iii) Owner shall remain fully liable for its obligations under this Agreement as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to the Company; and (v) the closing of the transfer of the Property to the Company shall be undertaken by direct deed from Owner to the Company or to exchange accommodation titleholder, as the case may be.

            Section 17.4 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state in which the Property is located, excluding conflicts of laws principles.

            Section 17.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; provided, however, in no event shall this Agreement be effective unless and until signed by all parties hereto.

            Section 17.6 Further Assurances. In addition to the obligations required to be performed hereunder by Owner and the Company at or prior to the Closing, each party, from and after the Closing, shall execute, acknowledge and/or deliver such other instruments, as may reasonably be requested in order to effectuate the purposes of this Agreement; provided, however, that the foregoing provisions of this Section 17.6 shall not obligate either party to execute, acknowledge or deliver any instrument which would or might impose upon such party any additional liability or obligations (beyond that imposed upon on it under the documents delivered by such party at the Closing and the other provisions of this Agreement which survive the Closing).

            Section 17.7 Recitals; Exhibits. Each and all of the recitals set forth above and the exhibits attached hereto are hereby incorporated into this Agreement by reference.

            Section 17.8 Rules of Construction. Section captions used in this Agreement are for convenience only and shall not affect the construction of the Agreement. All references to "Articles" and "Sections," without reference to a document other than this Agreement are intended to designate articles and sections of this Agreement, and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, unless specifically designated otherwise. The use of the term "including" shall mean in all cases "including but not limited to," unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

            Section 17.9 Time of Essence; Force Majeure. Time is important to all parties in the performance of this Agreement, and the parties have agreed that strict compliance is required as to any date set out in this Agreement. Notwithstanding the foregoing, in the event that Owner or the Company shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Agreement by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities (that are not due to the negligence or willful misconduct of Owner, the Company or their respective agents), delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, requirements imposed by Governmental Authorities, riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including the other party, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of such party, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay. Provided, however, none of the Company's monetary obligations under this Agreement shall be so excused or abated as a result of the provisions of this
Section 17.9.

            Section 17.10 Entire Agreement. This Agreement and the exhibits attached hereto and thereto contain the entire agreement between the parties relating to the Property, all prior negotiations between the parties, including, without limitation, any letter of intent, access agreement and confidentiality agreement (including all amendments or modifications thereof), are merged in this Agreement, and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement and other agreements referred to herein shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

            Section 17.11 No Third Party Beneficiary. This Agreement and each of the provisions hereof are solely for the benefit of Owner and the Company and their permitted assigns. No provisions of this Agreement, or of any of the documents and instruments executed in connection herewith shall be construed as creating in any person or entity other than Owner and the Company and their permitted assigns any rights of any nature whatsoever

            Section 17.12 Severability. If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained therein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.

            Section 17.13 Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS OR CERTIFICATES EXECUTED IN CONNECTION HEREWITH, THE PROPERTIES, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

            Section 17.14 Attorneys' Fees. In the event that there shall be a dispute under this Agreement resulting in the institution of any action or proceeding by Owner or the Company against the other, the prevailing party shall be entitle to receive from the other party reasonable attorneys' fees and disbursements and all court costs and expenses incurred in connection with such action or proceeding.

            Section 17.15 No Recording. Neither this Agreement nor any memorandum hereof shall be recorded. Each party hereby agrees to indemnify and hold harmless the others for all liabilities, losses, damages, liens, suits, claims, costs and expenses (including reasonable attorneys' fees) incurred by the others by reason of a breach of the foregoing covenant.

            Section 17.16 Survival. All representations, warranties, covenants, agreements and indemnities set forth in or made pursuant to this Agreement and any indemnification related thereto shall remain operative, and shall survive the Closing under this Agreement, only with respect to claims made in writing not later than twelve (12) months after the Closing.

                                  ARTICLE XVIII
                                 CONFIDENTIALITY

            Section 18.1 Public Announcements. Except as provided otherwise in this Section 18.1, Owner and the Company hereby agree that they will not, and shall direct their respective employees, officers, agents and representatives not to, directly or indirectly, release or cause or permit to be released to the public prior to the Closing any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose or cause or permit to be publicly announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the consent of the Company and the Owner, which consent shall not be unreasonably withheld. It is understood that the foregoing shall not (i) preclude any party from discussing the substance or any relevant details of the transactions contemplated in this Agreement on a confidential basis with any of its partners, attorneys, officers, directors, employees, accountants, professional consultants, financial advisors, rating agencies, or potential lenders, as the case may be (the "REPRESENTATIVES") provided that such Representatives have been informed of the parties' obligations hereunder and the obligations of the parties under securities laws with respect to disclosure of information and trading in the stock of Company or its Affiliates or (ii) prevent it from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements. Owner and the Company shall each have the right to seek and obtain equitable relief to enforce the provisions of this Article XVIII.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

WITNESS:                          OWNER:

                                  STONEWATER DOX FUNDING LLC, a Delaware limited liability company

By:    ________________________   By:    ___________________________________
Name:  ________________________   Name:  ___________________________________
Title: ________________________   Title: Authorized Signatory

                                  THE COMPANY:

                                  GLADSTONE COMMERCIAL LIMITED
                                  PARTNERSHIP, a Delaware limited partnership

                                  By: Gladstone Commercial Partners, LLC

                                      By: Gladstone Commercial Corporation

By:    ________________________       By: __________________________________
Name:  ________________________       Name: Robert J. Corry
Title: ________________________       Title: Principal and Managing Director

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

The land referred to in this policy is described as follows:

TRACT 1:

Lot 4 in Final Plat of Lot 4 of Par 3 Development Subdivision, as per Plat recorded as Document 98R 28668, situated in Champaign County, Illinois.

TRACT 2:

Lots 5 and 6 of Final Plat of Lots 5, 6 and 7 of Par 3 Development Subdivision, a subdivision in the City of Champaign, Champaign County, Illinois, as per plat recorded July 10, 1996 in Plat Book "CC" at page 185 as Document 96R 17100.

TRACT 3:

Lot 7 of Final Plat of Lots 5, 6 and 7 of Par 3 Development Subdivision, a subdivision in the City of Champaign, Champaign County, Illinois, as per plat recorded July 10, 1996 in Plat Book "CC" at page 185 as Document 96R 17100.

TRACT 4:

Lot 3 of Final Plat of Lot 3 Par 3 Development Subdivision recorded as Document 98R 14068, situated in Champaign County, Illinois.

                                   EXHIBIT 1.4

                             EXISTING LOAN DOCUMENTS

1. Agreement regarding required insurance between Owner and Wells Fargo Bank, National Association

2.    Assignment of Management Contracts

3.    Cash Management Agreement

4.    Guarantor Release Agreement

5.    Lender's Instructions to Escrow Agent

6.    Letter for Guarantor Release

7.    Limited Guaranty by Drawbridge Special Opportunity Funds LP

8. Limited Guaranty by Drawbridge Special Opportunity Funds LP, Stonewater Funding LLC, and Stonewater Partners, Inc.

9.    Limited Guaranty by Stonewater Funding LLC

10.   Limited Guaranty by Stonewater Partners Inc.

11.   Letter re: Loan Securitization and Sale

12.   Mortgage and Absolute Assignment of Rents and Leases and Security
      Agreement

13.   Payment direction letter to Tenant

14.   Payment method agreement made by Owner

15.   Promissory Note Secured by Mortgage

16.   Subordination Agreement and Non-Disturbance and Attornment Agreement

17.   UCC Financing Statement with respect to mortgage

18.   Estoppel Certificate

19. Wells Fargo Letter re: Satisfaction of Contingent Terms Pursuant to Approved Property Expansion

                                   EXHIBIT 1.8

                              DESCRIPTION OF LEASES

            Lease, dated September 19, 1996, between Stonewater Dox Funding LLC (successor-in-interest to Par 3 Development, L.L.C.) and Amdocs Champaign, Inc. (f/k/a ITDS Intelicom Services, Inc.) for property located at 2101 Fox Drive, Champaign, Illinois, as amended by that certain First Addendum to Lease, dated February 25, 1999, and as further amended by that certain Addendum Number Two to Lease, dated December 22, 2000.

            Lease, dated January 29, 1996, between Stonewater Dox Funding LLC (successor-in-interest to Par 3 Development, L.L.C.) and Amdocs Champaign, Inc. (f/k/a ITDS Intelicom Services, Inc.) for property located at 2109 Fox Drive, Champaign, Illinois, as amended by that certain First Addendum to Lease, dated February 25, 1999, and as further amended by that certain Addendum Number Two to Lease, dated December 22, 2000.

            Lease, dated September 19, 1996, between Stonewater Dox Funding LLC (successor-in-interest to Par 3 Development, L.L.C.) and Amdocs Champaign, Inc. (f/k/a ITDS Intelicom Services, Inc.) for property located at 2201 Fox Drive, Champaign, Illinois, as amended by that certain First Addendum to Lease, dated February 25, 1999, and as further amended by that certain Addendum Number Two to Lease, dated December 22, 2000.

            Lease, dated February 25, 1999, between Stonewater Dox Funding LLC (successor-in-interest to Par 3 Development, L.L.C.) and Amdocs Champaign, Inc. (f/k/a ITDS Intelicom Services, Inc.) for property located at 2215 Fox Drive, Champaign, Illinois, as amended by that certain Addendum Number One to Lease, dated December 22, 2000.

            Lease, dated December 22, 2000, between Stonewater Dox Funding LLC (successor-in-interest) to Par 3 Development, L.L.C.) and Amdocs Champaign, Inc. (f/k/a ITDS Intelicom Services, Inc.) for property located at 2301 Fox Drive, Champaign, Illinois, as amended by that certain Addendum No. 1 to Lease, dated September 18, 2001, as further amended by that certain Amendment to Lease, dated September 14, 2004, and as further amended by that certain Addendum No. 2 to Lease, dated February 25, 2005.

                                   EXHIBIT 2.2

                            FORM OF ESCROW AGREEMENT

      This Escrow Agreement (this "AGREEMENT") is made and entered into this ___ day of November, 2005, among STONEWATER DOX FUNDING LLC, a Delaware limited liability company ("OWNER"), and GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership (the "COMPANY"), and FIRST AMERICAN TITLE INSURANCE COMPANY ("ESCROW AGENT"). Reference is made to that certain Purchase Agreement dated as of November __, 2005 (the "CONTRACT"), between Owner and the Company. The defined terms used in this Agreement shall have the meanings set forth in the Contract.

      The Company and Owner have agreed to select Escrow Agent to serve as escrow agent with respect to the Deposit to be made by the Company pursuant to the Contract. The purpose of this Agreement is to prescribe instructions governing the services of Escrow Agent with respect to the Deposit and the Closing.

      1. Owner and the Company hereby engage Escrow Agent to serve as escrow agent with respect to the Deposit made by the Company pursuant to the terms of the Contract, a copy of which has been delivered to and received by Escrow Agent. Escrow Agent hereby accepts such engagement.

      2. Escrow Agent acknowledges receipt of the Deposit and agrees to place the Deposit into an interest-bearing escrow account and to notify the Company and Owner of the location and number of such interest-bearing account. Interest shall be maintained in the escrow account as a part of the Deposit and credited to the Company for tax purposes. The Company's Federal Taxpayer Identification Number is 91-2198700.

      3. Escrow Agent shall disburse the Deposit and any interest earned thereon in accordance with the terms and conditions of the Contract, provided that Escrow Agent shall first give each party ten (10) days written notice in accordance with Section 17.1 of the Contract of Escrow Agent's intent to disburse, and upon receipt of written objection to such disbursement by either party, Escrow Agent shall act in accordance with Section 4 herein. At the time of the Closing, if any, if the Deposit has not been disbursed previously in accordance with the Contract, then Escrow Agent shall disburse the Deposit and interest thereon to Owner to be credited against the Purchase Price.

      4. In the event that there is a dispute regarding the disbursement or disposition of the Deposit or the interest earned thereon, or in the event Escrow Agent shall receive conflicting written demands or instructions with respect thereto, then Escrow Agent shall withhold such disbursement or disposition until notified by both parties that such dispute is resolved or Escrow Agent may file a suit of interpleader at the cost and expense of Owner and the Company.

      5. Escrow Agent shall not be liable for any damage, liability or loss arising out of or in connection with the services rendered by Escrow Agent pursuant to this Agreement unless the same results from the negligence, gross negligence, or willful misconduct of Escrow Agent.

      6. Copies of all notices given by any party hereunder shall be delivered in person or mailed, postage prepaid, to all other parties hereto, to the following addresses:

         (1)  If to the Company        Gladstone Commercial Limited Partnership
                                       c/o Gladstone Commercial Corporation
                                       1521 Westbranch Drive
                                       Second Floor
                                       McLean, VA  22102
                                       Attn:  Mr. Christopher Massey
                                       Fax:  (703) (703) 287-5801

              with a copy to:          Dickstein Shapiro Morin & Oshinsky LLP
                                       2101 L Street, N.W.
                                       Washington, D.C.  20037
                                       Attn:  James D. Kelly, Esq.
                                       Fax: (202) 887-0689

         (2)  If to the Owner:         Stonewater Dox Funding LLC
                                       c/o Drawbridge Special Opportunities Fund
                                       LLP
                                       1251 Avenue of the Americas LLC
                                       16th Floor
                                       New York, New York  10020
                                       Attn:  Dean Dakolias
                                       Fax: (212) 202-3685

              with a copy to each of:  Stonewater Partners
                                       237 Mamaroneck Avenue
                                       Suite 406
                                       White Plains, New York 10605
                                       Attn:  Jeff Toporek
                                       Fax: (914)-470-4011

                                       and

                                       Bryan Cave LLP
                                       1290 Avenue of the Americas
                                       New York, New York  10104
                                       Attn: Sandor A. Green
                                       Fax: 212-541-1449

      7. The instructions contained herein may not be modified, amended or altered in any way except by a writing (which may be in counterpart copies) signed by Owner, the Company and Escrow Agent. Notices for Owner and the Company may be given by the respective attorneys for each such party.

      8. The Company and Owner reserve the right, at any time and from time to time, to jointly substitute a new escrow agent in place of Escrow Agent.

      9. This Agreement is intended solely to supplement and implement the provisions of the Contract and is not intended to modify, amend or vary any of the rights or obligations of the Company or Owner under the Contract.

      10. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; provided, however, in no event shall this Agreement be effective unless and until signed by all parties hereto.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]
                      [SIGNATURES FOLLOW ON THE NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WITNESS:                         OWNER:

                                 STONEWATER DOX FUNDING LLC,
                                 a Delaware limited liability company

By:    __________________        By:    _______________________________________
Name:  __________________        Name:  _______________________________________
Title: __________________        Title: Authorized Signatory

                                 THE COMPANY:

                                 GLADSTONE COMMERCIAL LIMITED
                                 PARTNERSHIP, a Delaware limited partnership

                                 By: Gladstone Commercial Partners, LLC

                                     By: Gladstone Commercial Corporation

By:     __________________               By:    _______________________________
Name:   __________________               Name:  Robert J. Corry
Title:  __________________               Title: Principal and Managing Director

                                 ESCROW AGENT:

                                 FIRST AMERICAN TITLE INSURANCE COMPANY

                                 By:    _______________________________________
                                 Name:  Michael Hillman
                                 Title: Vice President

                                  EXHIBIT 3.2.1

                     DOCUMENTS PREVIOUSLY DELIVERED BY OWNER

                                                                                        Date Sent   Format
                                                                                        ---------   ------
Loan Documents:
Agreement  regarding required  insurance between Owner and Wells
Fargo Bank,  National Association                                                        10/17      PDF
Assignment of Management Contracts                                                       10/17      PDF
Cash Management Agreement                                                                10/17      PDF
Guarantor Release Agreement                                                              10/17      PDF
Lender's Instructions to Escrow Agent                                                    10/17      PDF
Letter for Guarantor Release                                                             10/17      PDF
Limited Guaranty by Drawbridge Special Opportunity Funds LP                              10/17      PDF
Limited Guaranty by Drawbridge Special Opportunity Funds LP, Stonewater Funding
LLC, and Stonewater Partners Inc.                                                        10/17      PDF
Limited Guaranty by Stonewater Funding LLC                                               10/17      PDF
Limited Guaranty by Stonewater Partners Inc.                                             10/17      PDF
Letter re: Loan Securitization and Sale                                                  10/17      PDF
Mortgage and Absolute Assignment of Rents and Leases and Security Agreement              10/17      PDF
Payment direction letter to Tenant                                                       10/17      PDF
Payment method agreement made by Owner                                                   10/17      PDF
Promissory Note Secured by Mortgage                                                      10/17      PDF
Subordination Agreement and Non-Disturbance and Attornment Agreement                     10/17      PDF
UCC Financing Statement with respect to mortgage                                         10/17      PDF
Estoppel Certificate                                                                     10/17      PDF
Wells Fargo Letter re:  Satisfaction of Contingent Terms Pursuant to Approved Property   10/17      PDF
Expansion

Leases:
2101 Fox Drive Lease                                                                     10/17      PDF
         First Addendum to Lease (2101 Fox Drive)                                        10/17      PDF
         Addendum Number Two to Lease (2101 Fox Drive)                                   10/17      PDF
2109 Fox Drive Lease                                                                     10/17      PDF
         First Addendum to Lease (2109 Fox Drive)                                        10/17      PDF
         Addendum Number Two to Lease (2109 Fox Drive)                                   10/17      PDF
2201 Fox Drive Lease                                                                     10/17      PDF

         First Addendum to Lease (2201 Fox Drive)                                        10/17      PDF
         Addendum Number Two to Lease (2201 Fox Drive)                                   10/17      PDF
2215 Fox Drive Lease                                                                     10/17      PDF
         Addendum Number One to Lease (2215 Fox Drive)                                   10/17      PDF
2301 Fox Drive Lease                                                                     10/17      PDF
         Addendum No. 1 to Lease (2301 Fox Drive)                                        10/17      PDF
         Addendum to Lease (2301 Fox Drive)
         Addendum No. 2 to Lease (2301 Fox Drive)                                        10/17      PDF

Property:
Survey                                                                                   10/17      PDF
Final Plat                                                                               10/17      PDF
Owner's Certificate of Dedication-Addendum 1a                                            10/17      PDF
Owner's Certificate of Dedication-Addendum 1b                                            10/17      PDF
Owner's Certificate of Dedication-Addendum 1c                                            10/17      PDF
Certificates of Occupancy                                                                10/17      PDF
Insurance Certificates                                                                   10/17      PDF

Third Party Reports:
PZR Zoning Report                                                                        10/17      PDF
Phase I Environmental Site Assessment                                                    10/17      PDF
Property Condition Report                                                                10/17      PDF
Mold Checklist                                                                           10/17      PDF

Title:
UCC Financing Statement with respect to mortgage                                         10/17      PDF
Creditors' Rights Affidavit                                                              10/17      PDF
Partial Release and Termination Documents                                                10/17      PDF
Owner's Policy of Title Insurance                                                        10/17      PDF
Unanimous Writing in Lieu of Meeting of the Members of Par 3 Development, L.L.C.         10/17      PDF
Owner's Authorization Certificate for Acquisition and Loan                               10/17      PDF

Budget:
2005 Monthly Budget                                                                      10/17      XLS
2004 Monthly Budget                                                                      10/17      XLS
Amdocs 2004 Budget Reconciliation                                                        10/17      XLS

                                  EXHIBIT 3.2.2

              SCHEDULE OF DOCUMENTS TO BE DELIVERED TO THE COMPANY

(1) The Lease, including without limitation, amendments, side letters, option exercise letters and other documents, certificates or instruments applicable to the Lease, subleases or similar instruments pursuant to which a person occupies the Property; and copies of all pending lease proposals.

(2) A current rent roll, certified as accurate by Owner's chief financial officer or an equivalent officer or official, together with all correspondence between Owner and Tenant with regard to the Lease and Tenant's occupancy of the Property.

(3) Existing studies, reports and appraisals, if any, relating to the Property and in the possession and/or control of Owner.

(4) Financial information for Tenant.

(5) Full year 2004-2006 operating budget for and with respect to the Property, together with financial information and records for the Property (including, without limitation, financial statements, containing, at a minimum, statements of profit and losses and balance sheets) for the last three (3) calendar years, together with the books and records for the Property, including historical property and operating statements, tax bills, capital expenditure records, renovation budget(s) and maintenance records of the Property. Such statements shall properly reflect the profit and loss from the management, leasing, maintenance, repair and operation of the Property for three (3) years.

(6) Zoning reports.

(7) As-built plans and specifications for the Improvements on the Property, to the extent reasonably available.

(8) Copies of all contracts, agreements, equipment leases, service and maintenance agreements, and vendor contracts related to the Property.

(9) Copies of Owner's existing title policy for the Property, together with a complete legal description and legible copies of all documents referred to in the title reports or policies.

(10) Copies of existing "as-built" surveys of the Property, any readily available topographical information and traffic studies in Owner's or its property manager's possession.

(11) All environmental reports and studies in Owner's possession (including, without limitation, all analytical data, remediation design, modeling, boring logs, correspondence, directives, submissions and responses to or from Governmental Authorities and environmental consultants) and notices and asbestos reports and all reports, proposals and/or notices relating to the physical condition of the Property, including, without limitation, any soils reports, engineering, architectural or other structural reports or studies and similar data relating to the Property in Owner's possession.

(12) Existing fire and casualty insurance policies (or summaries thereof) and current certificates evidencing such coverage.

(13) All information concerning any pending real estate tax assessment appeals, protests and proceedings.

(14) All agreements relating to leasing commissions affecting the Property, and a list of leasing commissions to be discharged by Owner.

(15) Copies of all of the Existing Loan Documents.

(16) Copies of all construction contracts or other agreements to which Owner or its agent is a party relating to ongoing construction work, repairs or renovations being done to any Improvements at the Property.

(17) Copies of all agreements, proffers, if any, and other non-public documents relating to land use restrictions or other conditions limiting or otherwise affecting development of the Property.

(18) Copies of all unexpired warranties and guaranties covering the personal property and the roof, elevators, heating and air conditioning systems and any other components of the Improvements, and a list and description of any material third party bonds, warranties and guaranties which will be in effect after the Closing with respect to the Property, including, without limitation, the Improvements.

(19) Copies of all certificates of occupancy, approvals, licenses and permits.

(20) Copies of any and all written claims, demands or notices from any third party which concern or otherwise affect the Property received by Owner during the prior three (3) years, or earlier if unresolved, including, without limitation, written notice of potential litigation, written notices from any Governmental Authority, copies of any reports issued by the local Fire Marshal regarding inspection of the Improvements during Owner's ownership of the Property and a list of major repairs (excluding tenant improvements) and major casualties occurring during Owner's ownership of the Property, together with any internal lists of claims or anticipated litigation related to the Property prepared by or on behalf of Owner.

(21) True and complete copies of Owner's organizational documents, as well as any fictitious name or similar filings, including all amendments to the foregoing, certified as true and complete.

(22) All of the records of the architects, engineers and consultants related to the Property in Owner's possession or in the possession of such architects, engineers and consultants.

                                   EXHIBIT 4.1

                              PERMITTED EXCEPTIONS

1. The state of facts shown on survey dated October 31, 2003, as last revised November 14, 2003, made by HDC Engineering, Project #03344.

2.    Taxes for the year 2005, which are a lien although not yet due & payable.

    City of Champaign Township, 45-20-24-326-020, Tax Code 60. (Tract 1).
    City of Champaign Township, 45-20-24-326-011, Tax Code 2. (part of Tract 2). City of Champaign Township, 45-20-24-326-012, Tax Code 2. (part of Tract 2). City of Champaign Township, 45-20-24-326-013, Tax Code 2. (Tract 3).
    City of Champaign Township, 45-20-24-326-016, Tax Code 60. (Tract 4).

3. The land lies within the boundaries of Phinney Branch Mutual Drainage District. (Tracts 1-4).

4. Easement in favor of Illinois Power Company, and its successors and assigns, and the provisions relating thereto contained in the grant recorded December 23, 1992 in book 1876 at page 506 as document no. 92R 36921, affecting the North 10 feet of Lot 7 and other land. (Tract 3).

5. Easement in favor of the City of Champaign, and its successors and assigns, and the provisions relating thereto contained in the grant recorded July 10, 1996 in book 2424 at page 500 as document no. 96R 17099. (Tract 1).

6. Covenants, restrictions, easements and building setback lines contained in the Owner's Certificate attached to and as shown on the Final Plat of Lots 5, 6 and 7 of Par 3 Development Subdivision recorded July 10, 1996 in book "CC" at page 185 as document no. 96R 17100, as amended by First Addendum dated November 1, 2003 and recorded November 25, 2003 as document 2003 R 52074 which does not contain a reversionary or forfeiture clause. (Tracts 2 and 3).

7. Terms and provisions of an Annexation Agreement as disclosed by instrument recorded July 23, 1996 in book 2428 at page 782 as document no. 96R 18251. (Tracts 1-4).

            Amendment No. 1 recorded February 14, 1997 as document no. 97R 3279. Amendment No. 2 recorded January 14, 1998 as document no. 98R 1024. Amendment No. 3 recorded June 15, 2000 as document no. 2000R 12962.

8. Easement in favor of Illinois Power Company, and its successors and assigns, and the provisions relating thereto contained in the grant recorded September 3, 1996 in book

      2443 at page 169 as document no. 96R 22014, affecting a strip of land 10 feet in width over Lot 5. (Tract 2, Lot 5).

9. Covenants, restrictions, easements and building setback lines contained in the Owner's Certificate attached to and as shown on the Final Plat of Lot 3 of Par 3 Development Subdivision recorded May 18, 1998 as document no. 98R 14068, as amended by First Addendum dated November 1, 2003 and recorded on November 25, 2003 as document 2003 R 52075, which does not contain a reversionary or forfeiture clause. (Tract 4).

10. The right of tenants, as tenants only with no right or option to purchase or right of first refusal.

11. Mortgage, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated November 21, 2003 and recorded November 25, 2003 as document 2003 R 52081 made by Stonewater DOX Funding LLC to Wells Fargo Bank, National Association, to secure a note for $10,000,000.

12. UCC-1 Financing Statement filed by Wells Fargo Bank N.A., as secured party, against Stonewater Dox Funding L.L.C., as debtor on December 30, 2003 under filing number 200312305627857.

                                  EXHIBIT 4.2.1

                  TITLE INSURANCE REQUIREMENTS AND ENDORSEMENTS

      This Memorandum will provide you with a checklist of standard title insurance requirements for projects being acquired by Gladstone Commercial Corporation, or an affiliated company ("GCC"). Additional or different requirements may be specified for your particular transaction.

      1.    GENERAL:

            (a) The maximum single risk assumed by any single title insurer may not exceed 25% of that company's capital, surplus and statutory reserves. Excess amounts may be covered by appropriate reinsurance arrangements with other acceptable title insurance companies.

            (b) The title insurance policy must be written by an insurer that has an acceptable rating from at least one of the following independent rating agencies:

            - a "Financial Stability Rating" of "S" (Substantial) or better or a "Statutory Accounting Rating" of "C" (Average) or better from Demotech, Inc.;

            - a "BBB" or better rating from Duff and Phelps Credit Rating
Company;

            - a "C" or better rating from LACE Financial Corporation;

            - a "Baa" or better rating from Moody's Investors Service; or

            - a "BBB" or better rating from Standard and Poor's, Inc.

            (c) Each title insurance policy must be written by an insurer authorized to do business in the jurisdiction where the property is located.

            (d) Subject to the satisfaction of other requirements set forth herein, GCC will accept the standard 1992 ALTA form of loan title insurance policy or the 1990, 1987 or 1970 (amended October 17, 1970, and October 17,
1984) form of owner's policies. GCC must receive and approve a commitment and a pro forma owner's title insurance policy. Copies of all documents and/or surveys referred to in the legal description or in the exceptions in Schedule B-I must be submitted with the commitment. The title insurance company must remove (by endorsement or written waiver) any creditors' rights exception or exclusion.

            (e) If the 1990 or 1987 ALTA form of policy or a policy containing similar arbitration provisions is used, the title insurance company must agree that the compulsory arbitration provisions of the policy do not apply for any claims by or on behalf of the insured.

            (f) The policy must include an Environmental Protection Lien Endorsement (ALTA Form 8.1). Subparagraph (b) of ALTA Form 8.1 may take exception for an entire state statute that provides for environmental protection liens that could take priority, only if specific sections or subsections are referenced. A reference solely to a general statute is acceptable only if approved in writing by GCC prior to closing. If no such statutes exist, "None" should be entered in the space below subparagraph (b).

            (g) The policy must include a Comprehensive Endorsement (ALTA Form
9).

      2. SCHEDULE A - DESCRIPTION:

            (a) The amount of the title insurance policy must equal at least the original purchase price of the property.

            (b) The effective date of the title policy must be as of the date (and time, where available) of the recordation of the Deed.

            (c) The policy must name as the insured the entity designated by GCC as the owner.

            (d) Schedule A must include a description of the Deed, with the complete name of the instrument, the date of execution, recordation date and recordation information.

            (e) The legal description of the property in the title insurance policy must precisely conform to that shown on the survey of the property. Alternatively, the title insurance policy may be endorsed to provide that the legal description is the same as shown on the survey.

            (f) Any appurtenant easements (such as access or utility easements) must be set forth in the legal description and affirmatively insured under Schedule A as a separate insured interest in land.

            (g) The title insurance policy must include, as an informational note, in Schedule A (i) the recorded plat number (and recording information), if any, and (ii) the property parcel number(s) or tax identifying number(s), as applicable, for the property, if such numbers are available in the jurisdiction in which the property is located.

      3. SCHEDULE B-I - TITLE EXCEPTIONS:

            (a) Standard exceptions (such as for parties in possession, other matters not shown on public records and for filed and unfiled mechanics' and materialmen's liens) must be deleted.

            (b) The title insurance company must remove (by endorsement or written waiver) any creditor's rights exception to or exclusion from the title insurance policy.

            (c) If the title insurance policy includes any exception for taxes, assessments or other lienable items, it must expressly insure that such taxes, assessments or items are not yet due and payable.

            (d) The title insurance policy must contain no exception for any filed or unfiled mechanics' or materialmen's liens.

            (e) The standard survey exception to the title policy, if any, must be deleted. Exceptions to specific matters shown in a recorded plat must be specifically described and affirmative coverage must be obtained for any matters listed.

            (f) Any lien, encumbrance, condition, restriction or easement must be included in the policy and must be described in sufficient detail so that its nature, width and location, as applicable is readily discernible in the written description. All exceptions which regard easement rights of others to the property must be listed as an "Easement ...". The policy must affirmatively insure that improvements do not encroach upon the listed easements or affirmatively insure against loss or damage due to such encroachment.

            (g) All easements listed in Schedule B-I must appear on the survey noted by deed book and page number. If Schedule B-I indicates the presence of any easements that are not specifically located, the title policy must provide affirmative insurance against any loss resulting from the exercise by the holder of such easement of its right to use or maintain that easement.

      4. SCHEDULE B-II - SUBORDINATE MATTERS:

            Tenants in possession under unrecorded leases must be listed as such on Schedule B, Part II or included as an exception in Schedule B, Part I as "rights of tenants in possession as of the date hereof, as tenant's only, under unrecorded leases."

      5. REQUIRED ENDORSEMENTS:

            (a) ALTA 9 Comprehensive Endorsement

            (b) Survey Endorsement

            (c) ALTA 3.1 Zoning Endorsement (with additional coverage for number and type of parking spaces)

            (d) Doing Business Endorsement (as applicable)

            (e) Access Endorsement

            (f) Separate Tax Lot Endorsement

            (g) Environmental Protection Lien Endorsement

            (h) Subdivision Endorsement

            (i) Contiguity Endorsement

            (j) Creditor's Rights Endorsement (as applicable)

            (k) Tax Deed Endorsement (as applicable)

            (l) Mechanics' Lien Endorsements (as applicable)

            (m) Non-Imputation Endorsement (as applicable)

            (n) Fairways Endorsement (as applicable)

            (o) Condominium Endorsement (as applicable)

                                  EXHIBIT 4.2.2

                        [FORM OF SURVEYOR CERTIFICATION]

      [NAME], a registered land surveyor, License No. [NUMBER], in and for the State of __________ and legally doing business in __________ County, does hereby certify to Gladstone Commercial Corporation, a Delaware corporation, its successors and assigns] and [TITLE COMPANY] and [LENDER]:

1. The accompanying survey ("SURVEY") represents a true and correct survey made by me on ________________, 200_ of the land therein particularly described.

2. The Survey and the information, courses and distances shown thereon are correct.

3. The title lines and lines of actual possession are the same.

4. The land described in the Survey is the same as described in the title insurance commitment described below.

5. The area of the subject property and the size, location and type of buildings and improvements and any other matters situated on the subject property are as shown and all buildings and improvements are within the boundary lines and applicable set-back lines of the property.

6. There are no violations of zoning ordinances, restrictions or other rules and regulations with reference to the location of said buildings and improvements.

7. There are no easements or uses affecting this property appearing from a careful physical inspection of the same, other than those shown and depicted on the Survey.

8. There are no encroachments on the adjoining properties, streets, or alleys by any of said buildings, structures and improvements, other than as shown on the Survey.

9. There are no party walls or visible encroachments on said described property by streets, alleys or buildings, structures or other improvements situated on adjoining property, except as shown on the Survey.

10. All utility services required for the operation of the premises either enter the premises through adjoining public streets, or the Survey shows the point of entry and location of any utilities that pass through or are located on adjoining land.

11. The Survey shows the location and direction of all visible storm drainage systems for the collection and disposal of all roof and surface drainage.

12. Any discharge into streams, rivers or other conveyance system is shown on the Survey.

13. The subject property [INSERT "DOES" OR "DOES NOT"] lie within a Special Flood Hazard Area ("SFHA") as defined by the Federal Emergency Management Agency; the property lies within Zone(s) __________ [ONLY ZONES WITH PREFIXES OF "A" OR "V" ARE IN SFHAS] of the Flood Insurance Rate Map identified as Community Panel No. ____________, bearing an effective date of ________________.

14. The subject property has access to and from a duly dedicated and accepted public street or highway [IF NOT, SO STATE].

15. [EXCEPT AS SHOWN ON THE SURVEY,] the subject property does not serve any adjoining property for drainage, utilities or ingress or egress.

16. The record description of the subject property forms a mathematically closed figure [IF NOT, SO STATE].

17. The undersigned has received and examined a copy of [COMPANY] Title Company's Commitment No. [NUMBER]; and the location of any matter shown thereon, to the extent it can be located, has been shown on this Survey with the appropriate recording reference.

18. The parties listed above are entitled to rely on the survey and this certificate as being true and accurate.

19. This Survey is made in accordance with the 1999 "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by American Land Title Association ("ALTA") and American Congress on Surveying and Mapping ("ACSM") and meets the requirements of an Urban Survey, as defined in the current accuracy standards jointly adopted by ALTA and ACSM and includes items 1, 2, 3, 4, 6, 7(a,b,&c), 8, 9, 10, 11(a), 13 (including uses), 14, 15, and 16 of Table A thereof.

20. [IF THE CERTIFICATE IS ATTACHED TO RATHER THAN TYPED OR OTHERWISE REPRODUCED ON THE FACE OF THE SURVEY, ADD A PARAGRAPH SPECIFICALLY IDENTIFYING THE SURVEY (SUCH AS BY DATE, PROPERTY DESCRIPTION AND SURVEY NUMBER) TO WHICH THE CERTIFICATE RELATES.]

                                 _______________________________________________
                                 [SIGNATURE]

                                 _______________________________________________
                                 [TYPE NAME OF SURVEYOR BELOW SIGNATURE LINE]

                                 Registration No. ______________________________

Date: _______________________
[SEAL]

                                 EXHIBIT 5.1(IV)

                             EXISTING LOAN BALANCES

Loan Balance                                          $ 9,772,861.03
Tax Reserve                                           $    58,724.72
Insurance Reserve                                     $     8,115.45

                                 EXHIBIT 11.1(b)

                                  FORM OF DEED

                              SPECIAL WARRANTY DEED

      THE GRANTOR, STONEWATER DOX FUNDING LLC., a Delaware limited liability company, for and in consideration of TEN DOLLARS ($10,00), and other good and valuable consideration in hand paid, GRANTS, BARGAINS and SELLS to the GRANTEE, ____________________________________, a _______________________ the following described real estate situated in the County of Champaign, in the State of
Illinois:

      See Exhibit A, attached hereto and incorporated herein by reference.

      Subject to the items listed on Exhibit B attached hereto and incorporated herein by reference.

      The property described herein and conveyed hereby is not homestead property pursuant to the laws of the State of Illinois.

      To have and to hold, the above granted premises unto the said Grantee forever.

      And Grantor hereby covenants, promises and agrees to and invites Grantee, and its successors and assigns, that (a) Grantor has not done or suffered to be done anything whereby the property herein granted is, or may be, in any manner encumbered to changed, except as herein recited, and (b) Grantor will warrant and forever defend the described property against all persons lawfully claiming, or to claim the same of acts done to encumber the property by, through and under the Grantor.

WITNESS:                         GRANTOR:

                                 STONEWATER DOX FUNDING LLC, a Delaware limited liability company

By:    _____________________     By:    _____________________________________
Name:  _____________________     Name:  _____________________________________
Title: _____________________     Title: Authorized Signatory

STATE OF _____________              )
                                    ) ss.:
COUNTY OF ___________               )

On the _____ day of ________________, 2005 before me, the undersigned, personally appeared ______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                           _________________________
                                  Notary Public

                                    EXHIBIT A

                                Legal Description

The land referred to in this policy is described as follows:

TRACT 1:

Lot 4 in Final Plat of Lot 4 of Par 3 Development Subdivision, as per Plat recorded as Document 98R 28668, situated in Champaign County, Illinois.

TRACT 2:

Lots 5 and 6 of Final Plat of Lots 5, 6 and 7 of Par 3 Development Subdivision, a subdivision in the City of Champaign, Champaign County, Illinois, as per plat recorded July 10, 1996 in Plat Book "CC" at page 185 as Document 96R 17100.

TRACT 3:

Lot 7 of Final Plat of Lots 5, 6 and 7 of Par 3 Development Subdivision, a subdivision in the City of Champaign, Champaign County, Illinois, as per plat recorded July 10, 1996 in Plat Book "CC" at page 185 as Document 96R 17100.

TRACT 4:

Lot 3 of Final Plat of Lot 3 Par 3 Development Subdivision recorded as Document 98R 14068, situated in Champaign County, Illinois.

                                    EXHIBIT B

                              Permitted Exceptions

1. The state of facts shown on survey dated October 31, 2003, as last revised November 14, 2003, made by HDC Engineering, Project #03344.

2.    Taxes for the year 2005, which are a lien although not yet due & payable.

    City of Champaign Township, 45-20-24-326-020, Tax Code 60. (Tract 1).
    City of Champaign Township, 45-20-24-326-011, Tax Code 2. (part of Tract 2). City of Champaign Township, 45-20-24-326-012, Tax Code 2. (part of Tract 2). City of Champaign Township, 45-20-24-326-013, Tax Code 2. (Tract 3).
    City of Champaign Township, 45-20-24-326-016, Tax Code 60. (Tract 4).

3. The land lies within the boundaries of Phinney Branch Mutual Drainage District. (Tracts 1-4).

4. Easement in favor of Illinois Power Company, and its successors and assigns, and the provisions relating thereto contained in the grant recorded December 23, 1992 in book 1876 at page 506 as document no. 92R 36921, affecting the North 10 feet of Lot 7 and other land. (Tract 3).

5. Easement in favor of the City of Champaign, and its successors and assigns, and the provisions relating thereto contained in the grant recorded July 10, 1996 in book 2424 at page 500 as document no. 96R 17099. (Tract 1).

6. Covenants, restrictions, easements and building setback lines contained in the Owner's Certificate attached to and as shown on the Final Plat of Lots 5, 6 and 7 of Par 3 Development Subdivision recorded July 10, 1996 in book "CC" at page 185 as document no. 96R 17100, as amended by First Addendum dated November 1, 2003 and recorded November 25, 2003 as document 2003 R 52074 which does not contain a reversionary or forfeiture clause. (Tracts 2 and 3).

7. Terms and provisions of an Annexation Agreement as disclosed by instrument recorded July 23, 1996 in book 2428 at page 782 as document no. 96R 18251. (Tracts 1-4).

           Amendment No. 1 recorded February 14, 1997 as document no. 97R 3279. Amendment No. 2 recorded January 14, 1998 as document no. 98R 1024. Amendment No. 3 recorded June 15, 2000 as document no. 2000R 12962.

8. Easement in favor of Illinois Power Company, and its successors and assigns, and the provisions relating thereto contained in the grant recorded September 3, 1996 in book

      2443 at page 169 as document no. 96R 22014, affecting a strip of land 10 feet in width over Lot 5. (Tract 2, Lot 5).

9. Covenants, restrictions, easements and building setback lines contained in the Owner's Certificate attached to and as shown on the Final Plat of Lot 3 of Par 3 Development Subdivision recorded May 18, 1998 as document no. 98R 14068, as amended by First Addendum dated November 1, 2003 and recorded on November 25, 2003 as document 2003 R 52075, which does not contain a reversionary or forfeiture clause. (Tract 4).

10. The right of tenants, as tenants only with no right or option to purchase or right of first refusal.

11. Mortgage, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated November 21, 2003 and recorded November 25, 2003 as document 2003 R 52081 made by Stonewater DOX Funding LLC to Wells Fargo Bank, National Association, to secure a note for $10,000,000.

12. UCC-1 Financing Statement filed by Wells Fargo Bank N.A., as secured party, against Stonewater Dox Funding L.L.C., as debtor on December 30, 2003 under filing number 200312305627857.

                                 EXHIBIT 11.1(C)

                               FIRPTA CERTIFICATE

      Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person or entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ____________________, _________ (the "COMPANY"), the undersigned hereby certifies the following on behalf of the Company:

      1. The Company is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

      2. Transferor is not a disregarded entity as defined in Sections 1.1445-2(b)(2)(iii);

      3. The Company's U.S. Employer identification number is ___________; and

      4. The Company's office address is:

         ___________________________
         ___________________________
         ___________________________

      The undersigned, as ______________ of the Company, understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

      Under penalties of perjury, the undersigned, as _____________ of the Company, declares that the undersigned has examined this certification and that, to the best of the undersigned's knowledge and belief, it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of the Company.

                                 ______________________________________________,
                                 a

                                 By:    _______________________________________
                                 Name:  _______________________________________
                                 Title: _______________________________________

                                 EXHIBIT 11.1(f)

                   Form of Assignment and Assumption Agreement

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "ASSIGNMENT") is made as of the ___ day of ______________, 200_ by STONEWATER DOX FUNDING LLC, a Delaware limited liability company, having an address at c/o Drawbridge Special Opportunities Fund, LLC, 1251 Avenue of the Americas, New York, New York 10021 ("ASSIGNOR"), in consideration of Ten ($10.00) Dollars and for other good and valuable consideration paid by __________________, a __________________________, having an office at ___________________________________________________
("ASSIGNEE").

      Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the following documents (collectively, the "LEASE"):

            Lease dated September 19, 1996, between Stonewater Dox Funding LLC (successor-in-interest to Par 3 Development, L.L.C.) and Amdocs Champaign, Inc. (f/k/a ITDS Intelicom Services, Inc.) for property located at 2101 Fox Drive, Champaign, Illinois, as amended by that certain First Addendum to Lease, dated February 25, 1999, and as further amended by that certain Addendum Number Two to Lease, dated December 22, 2000.

            Lease, dated January 29, 1996, between Stonewater Dox Funding LLC (successor-in-interest to Par 3 Development, L.L.C.) and Amdocs Champaign, Inc. (f/k/a ITDS Intelicom Services, Inc.) for property located at 2109 Fox Drive, Champaign, Illinois, as amended by that certain First Addendum to Lease, dated February 25, 1999, and as further amended by that certain Addendum Number Two to Lease, dated December 22, 2000.

            Lease, dated September 19, 1996, between Stonewater Dox Funding LLC (successor-in-interest to Par 3 Development, L.L.C.) and Amdocs Champaign, Inc. (f/k/a ITDS Intelicom Services, Inc.) for property located at 2201 Fox Drive, Champaign, Illinois, as amended by that certain First Addendum to Lease, dated February 25, 1999, and as further amended by that certain Addendum Number Two to Lease, dated December 22, 2000.

            Lease, dated February 25, 1999, between Stonewater Dox Funding LLC (successor-in-interest to Par 3 Development, L.L.C.) and Amdocs Champaign, Inc. (f/k/a ITDS Intelicom Services, Inc.) for property located at 2215 Fox Drive, Champaign, Illinois, as amended by that certain Addendum Number One to Lease, dated December 22, 2000.

            Lease, dated December 22, 2000, between Stonewater Dox Funding LLC (successor-in-interest) to Par 3 Development, L.L.C.) and Amdocs Champaign, Inc. (f/k/a ITDS Intelicom Services, Inc.) for property located at 2301 Fox Drive, Champaign, Illinois, as amended by that certain Addendum No. 1 to Lease, dated September 18, 2001, as further amended by that certain Amendment to Lease, dated September 14, 2004, and as further amended by that certain Addendum No. 2 to Lease, dated February 25, 2005.

      TO HAVE AND TO HOLD, unto Assignee and its successors and/or assigns. This assignment is made without any recourse and without representation or warranty of any kind, express or implied.

      And Assignee hereby assumes all of the obligations of Assignor under the Lease and assumes due performance of all of the terms and provisions of the Lease on Assignor's part to be performed and observed thereunder.

            This Assignment may be signed in multiple counterparts which, when taken together and signed by all parties and delivered to any other party hereto, shall constitute a binding instrument between the parties.

            This instrument shall be governed by and construed in accordance with the laws of the State of Illinois.

            IN WITNESS WHEREOF, Assignor and Assignee have duly executed this agreement as of the date above written.

WITNESS:                         ASSIGNOR:

                                 STONEWATER DOX FUNDING LLC, a Delaware limited liability company

By:    __________________        By:    _______________________________________
Name:  __________________        Name:  _______________________________________
Title: __________________        Title: Authorized Signatory

                                 ASSIGNEE:

By:    __________________        By:    _______________________________________
Name:  __________________        Name:  _______________________________________
Title: __________________        Title: Authorized Signatory

                         AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of December 22, 2005, and is by and between Stonewater UIS Funding LLC, a Delaware limited liability company ("Seller") and Gladstone Commercial Limited Partnership, a Delaware limited partnership ("Purchaser").

                                     RECITAL

Seller and Purchaser are parties to that certain Purchase Agreement dated November 23, 2005 (the "Agreement"). Seller and Purchaser desire to amend the Agreement upon and subject to the terms and conditions of this Amendment. Therefore, in consideration of the premises and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser, intending to be legally bound, agree to amend the Agreement as follows:

THE FIRST SENTENCE OF SECTION 3.1 IS HEREBY DELETED AND THE FOLLOWING IS INSERTED IN LIEU THEREOF: "THE TERM "Study Period" SHALL MEAN THE PERIOD COMMENCING ON THE EFFECTIVE DATE AND ENDING AT 5:00 P.M. (EASTERN STANDARD TIME) ON DECEMBER 30, 2005 ("STUDY PERIOD EXPIRATION DATE)." NOTWITHSTANDING ANYTHING CONTAINED IN THE AGREEMENT TO THE CONTRARY, PURCHASER SHALL NOT HAVE ANY RIGHT TO EXTEND THE STUDY PERIOD EXPIRATION DATE.

EXCEPT AS EXPRESSLY MODIFIED BY THIS AMENDMENT, THE AGREEMENT SHALL BE AND REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT, AND AS MODIFIED BY THIS AMENDMENT, THE AGREEMENT IS HEREBY RATIFIED AND CONFIRMED BY SELLER AND PURCHASER. THIS AMENDMENT MAY BE ENTERED INTO IN COUNTERPARTS, AND ALL SUCH COUNTERPARTS WHEN TAKEN TOGETHER SHALL CONSTITUTE A SINGLE INSTRUMENT.

                            GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

                            BY: GLADSTONE COMMERCIAL PARTNERS, LLC

                                BY: GLADSTONE COMMERCIAL CORPORATION

                                    BY: _______________________
                                        NAME: ROBERT J. CORRY
                                        TITLE: PRINCIPAL AND MANAGING DIRECTOR

                            Stonewater UIS Funding LLC

                            By:    _____________________________________
                            Name:  _____________________________________
                            Title: Authorized Signatory

                         AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of December 30, 2005, and is by and between Stonewater UIS Funding LLC, a Delaware limited liability company ("Seller") and Gladstone Commercial Limited Partnership, a Delaware limited partnership ("Purchaser").

                                     RECITAL

Seller and Purchaser are parties to that certain Purchase Agreement dated November 23, 2005, as the same has been modified by that certain Amendment to Purchase Agreement dated December 22, 2005 (as so modified, the "Agreement"). Seller and Purchaser desire to further amend the Agreement upon and subject to the terms and conditions of this Amendment. Therefore, in consideration of the premises and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser, intending to be legally bound, agree to amend the Agreement as follows:

THE FIRST SENTENCE OF SECTION 3.1 IS HEREBY DELETED AND THE FOLLOWING IS INSERTED IN LIEU THEREOF: "THE TERM "Study Period" SHALL MEAN THE PERIOD COMMENCING ON THE EFFECTIVE DATE AND ENDING AT 5:00 P.M. (EASTERN STANDARD TIME) ON JANUARY 6, 2006 ("STUDY PERIOD EXPIRATION DATE")." NOTWITHSTANDING ANYTHING CONTAINED IN THE AGREEMENT TO THE CONTRARY, PURCHASER SHALL NOT HAVE ANY RIGHT TO EXTEND THE STUDY PERIOD EXPIRATION DATE.

 EXCEPT AS EXPRESSLY MODIFIED BY THIS AMENDMENT, THE AGREEMENT SHALL BE AND REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT, AND AS MODIFIED BY THIS AMENDMENT, THE AGREEMENT IS HEREBY RATIFIED AND CONFIRMED BY SELLER AND PURCHASER. THIS AMENDMENT MAY BE ENTERED INTO IN COUNTERPARTS, AND ALL SUCH COUNTERPARTS WHEN TAKEN TOGETHER SHALL CONSTITUTE A SINGLE INSTRUMENT.

                            GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

                            BY: GLADSTONE COMMERCIAL PARTNERS, LLC

                                BY: GLADSTONE COMMERCIAL CORPORATION

                                    BY: _______________________

                                        NAME: ROBERT J. CORRY

                                TITLE: PRINCIPAL AND MANAGING DIRECTOR

                            Stonewater UIS Funding LLC

                            By:   _____________________________________
                            Name: _____________________________________
                            Title: Authorized Signatory

                         AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of January 6, 2006, and is by and between Stonewater UIS Funding LLC, a Delaware limited liability company ("Seller") and Gladstone Commercial Limited Partnership, a Delaware limited partnership ("Purchaser").

                                     RECITAL

Seller and Purchaser are parties to that certain Purchase Agreement dated November 23, 2005 (as the same has been modified by that certain Amendment to Purchase Agreement dated December 22, 2005 and that certain Amendment to Purchase Agreement dated December 30, 2005, the "Agreement"). Seller and Purchaser desire to further amend the Agreement upon and subject to the terms and conditions of this Amendment. Therefore, in consideration of the premises and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser, intending to be legally bound, agree to amend the Agreement as follows:

THE FIRST SENTENCE OF SECTION 3.1 IS HEREBY DELETED AND THE FOLLOWING IS INSERTED IN LIEU THEREOF: "THE TERM "Study Period" SHALL MEAN THE PERIOD COMMENCING ON THE EFFECTIVE DATE AND ENDING AT 5:00 P.M. (EASTERN STANDARD TIME) ON JANUARY 13, 2006 ("STUDY PERIOD EXPIRATION DATE")." NOTWITHSTANDING ANYTHING CONTAINED IN THE AGREEMENT TO THE CONTRARY, PURCHASER SHALL NOT HAVE ANY RIGHT TO EXTEND THE STUDY PERIOD EXPIRATION DATE.
ARTICLE XIX NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN SECTION 3.1 OF THE AGREEMENT, PURCHASER HEREBY WAIVES ANY RIGHT TO TERMINATE THE AGREEMENT BASED ON THE INFORMATION DISCLOSED BY (I) THE STRUCTURAL/ENGINEERING/PROPERTY CONDITION REPORT, ENVIRONMENTAL REPORT, APPRAISAL REPORT, TITLE REPORT/COMMITMENT AND SURVEY RECEIVED WITH RESPECT TO THE PROPERTY (AS SUCH TERM IS DEFINED IN THE AGREEMENT); AND (II) CREDIT UNDERWRITING OF UNISYS CORPORATION. PURCHASER HEREBY ACCEPTS THE LEASE MORE PARTICULARLY DESCRIBED IN EXHIBIT A.

 EXCEPT AS EXPRESSLY MODIFIED BY THIS AMENDMENT, THE AGREEMENT SHALL BE AND REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT, AND AS MODIFIED BY THIS AMENDMENT, THE AGREEMENT IS HEREBY RATIFIED AND CONFIRMED BY SELLER AND PURCHASER. THIS AMENDMENT MAY BE ENTERED INTO IN COUNTERPARTS, AND ALL SUCH COUNTERPARTS WHEN TAKEN TOGETHER SHALL CONSTITUTE A SINGLE INSTRUMENT.

                                    GLADSTONE COMMERCIAL LIMITED PARTNERSHIP
Stonewater UIS Funding LLC
                                    BY: GLADSTONE COMMERCIAL PARTNERS, LLC

BY:   ___________________________
NAME: ___________________________       BY: GLADSTONE COMMERCIAL CORPORATION
      TITLE: AUTHORIZED SIGNATORY

                                            BY: _______________________

                                                NAME: ROBERT J. CORRY

                                            TITLE: PRINCIPAL/MANAGING DIRECTOR

                                    EXHIBIT A

                             [Description of Lease]

Lease - Building 3 dated August 14, 1998 and effective as of June 1, 1998 between Stonewater UIS Funding, LLC (as successor to Meritex Enterprises, Inc., the successor-in-interest to Space Center Enterprises, Inc.) and Unisys Corporation, as amended by (i) that certain First Amendment to Lease effective as of November 30, 1999, (ii) that certain Second Amendment to Lease effective as of March 26, 2003, (iii) that certain Third Amendment to Lease effective as of May 7, 2004, and (iv) that certain Fourth Amendment to Lease effective as of August 10, 2004

                         AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of January 13, 2006, and is by and between Stonewater UIS Funding LLC, a Delaware limited liability company ("Seller") and Gladstone Commercial Limited Partnership, a Delaware limited partnership ("Purchaser").

                                     RECITAL

Seller and Purchaser are parties to that certain Purchase Agreement dated November 23, 2005 (as the same has been modified by that certain Amendment to Purchase Agreement dated December 22, 2005, that certain Amendment to Purchase Agreement dated December 30, 2005 and that certain Amendment to Purchase Agreement dated January 6, 2006, the "Agreement"). Seller and Purchaser desire to further amend the Agreement upon and subject to the terms and conditions of this Amendment. Therefore, in consideration of the premises and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser, intending to be legally bound, agree to amend the Agreement as follows:

THE FIRST SENTENCE OF SECTION 3.1 IS HEREBY DELETED AND THE FOLLOWING IS INSERTED IN LIEU THEREOF: "THE TERM "Study Period" SHALL MEAN THE PERIOD COMMENCING ON THE EFFECTIVE DATE AND ENDING AT 7:00 P.M. (EASTERN STANDARD TIME) ON JANUARY 17, 2006 ("STUDY PERIOD EXPIRATION DATE")." NOTWITHSTANDING ANYTHING CONTAINED IN THE AGREEMENT TO THE CONTRARY, PURCHASER SHALL NOT HAVE ANY RIGHT TO EXTEND THE STUDY PERIOD EXPIRATION DATE.

EXCEPT AS EXPRESSLY MODIFIED BY THIS AMENDMENT, THE AGREEMENT SHALL BE AND REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT, AND AS MODIFIED BY THIS AMENDMENT, THE AGREEMENT IS HEREBY RATIFIED AND CONFIRMED BY SELLER AND PURCHASER. THIS AMENDMENT MAY BE ENTERED INTO IN COUNTERPARTS, AND ALL SUCH COUNTERPARTS WHEN TAKEN TOGETHER SHALL CONSTITUTE A SINGLE INSTRUMENT.

                                    GLADSTONE COMMERCIAL LIMITED PARTNERSHIP
Stonewater UIS Funding LLC
                                    BY: GLADSTONE COMMERCIAL PARTNERS, LLC

BY:   ___________________________
NAME: ___________________________       BY: GLADSTONE COMMERCIAL CORPORATION
      TITLE: AUTHORIZED SIGNATORY

                                            BY: _______________________

                                                NAME: ROBERT J. CORRY

                                            TITLE: PRINCIPAL/MANAGING DIRECTOR

                         AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of January 17, 2006, and is by and between Stonewater UIS Funding LLC, a Delaware limited liability company ("Seller") and Gladstone Commercial Limited Partnership, a Delaware limited partnership ("Purchaser").

                                     RECITAL

Seller and Purchaser are parties to that certain Purchase Agreement dated November 23, 2005 (as the same has been modified by that certain Amendment to Purchase Agreement dated December 22, 2005, that certain Amendment to Purchase Agreement dated December 30, 2005, that certain Amendment to Purchase Agreement dated January 6, 2006 and that certain Amendment to Purchase Agreement dated January 13, 2006, the "Agreement"). Seller and Purchaser desire to further amend the Agreement upon and subject to the terms and conditions of this Amendment. Therefore, in consideration of the premises and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser, intending to be legally bound, agree to amend the Agreement as follows:

THE FIRST SENTENCE OF SECTION 3.1 IS HEREBY DELETED AND THE FOLLOWING IS INSERTED IN LIEU THEREOF: "THE TERM "Study Period" SHALL MEAN THE PERIOD COMMENCING ON THE EFFECTIVE DATE AND ENDING AT 7:00 P.M. (EASTERN STANDARD TIME) ON JANUARY 20, 2006 ("STUDY PERIOD EXPIRATION DATE")." NOTWITHSTANDING ANYTHING CONTAINED IN THE AGREEMENT TO THE CONTRARY, PURCHASER SHALL NOT HAVE ANY RIGHT TO EXTEND THE STUDY PERIOD EXPIRATION DATE.

EXCEPT AS EXPRESSLY MODIFIED BY THIS AMENDMENT, THE AGREEMENT SHALL BE AND REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT, AND AS MODIFIED BY THIS AMENDMENT, THE AGREEMENT IS HEREBY RATIFIED AND CONFIRMED BY SELLER AND PURCHASER. THIS AMENDMENT MAY BE ENTERED INTO IN COUNTERPARTS, AND ALL SUCH COUNTERPARTS WHEN TAKEN TOGETHER SHALL CONSTITUTE A SINGLE INSTRUMENT.

                                    GLADSTONE COMMERCIAL LIMITED PARTNERSHIP
Stonewater UIS Funding LLC
                                    BY: GLADSTONE COMMERCIAL PARTNERS, LLC

BY:    ______________________
NAME:  ______________________           BY: GLADSTONE COMMERCIAL CORPORATION
TITLE: AUTHORIZED SIGNATORY

                                            BY: _______________________

                                                NAME: CHRISTOPHER MASSEY

                                            TITLE: PRINCIPAL/MANAGING DIRECTOR

                         AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of January 20, 2006 by and between Stonewater UIS Funding LLC, a Delaware limited liability company ("Seller") and Gladstone Commercial Limited Partnership, a Delaware limited partnership ("Purchaser").

                                     RECITAL

            Seller and Purchaser are parties to that certain Purchase Agreement dated November 23, 2005 (as the same has been modified by that certain Amendment to Purchase Agreement dated December 22, 2005, that certain Amendment to Purchase Agreement dated December 30, 2005, that certain Amendment to Purchase Agreement dated January 6, 2006, that certain Amendment to Purchase Agreement dated January 13, 2006 and that certain Amendment to Purchase Agreement dated January 17, 2006 (collectively the "Agreement"). Seller and Purchaser desire to further amend the Agreement upon and subject to the terms and conditions of this Amendment. All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

            Now, therefore, in consideration of the premises and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, Seller and Purchaser intending to be legally bound, agree to further amend the Agreement as follows:

            1. Purchaser hereby acknowledges and agrees that the Study Period has expired and that Purchaser has no further right to terminate the Agreement pursuant to Section 3.1 thereof.

            2. The following is hereby added to Article II of the Agreement:

                  Section 2.4 Amendment to Lease. Notwithstanding anything contained herein to the contrary, unless on or prior to the Closing Date the Seller, as landlord, and the Tenant, shall have executed and delivered an amendment to the Lease which has been approved by the Existing Lender and (i) modifies section 12.5 of the Lease to provide that the Landlord shall provide all of the insurance (including, without limitation the specified coverage limits and specified deductibles) required by Section 5 of the Existing Mortgage, (ii) provides that Tenant shall reimburse Landlord, as additional rent, for all of the insurance premiums payable by Landlord from time to time to obtain such insurance, (iii) modifies section 10.1 of the Lease to reinstate in its entirety the provisions of section 10.1 of the original lease dated August 14, 1998 (effective as of June 1, 1998) between Space Center Enterprises, Inc., as Landlord, and Tenant, with respect to the Property (without giving any further effect to Section 2 and Section 3 of the Forth Amendment to Lease dated as of August 10, 2004 between Seller, as landlord, and Tenant), (iv) reduces the annual minimum rent by $10,000, and (v) otherwise is in a form reasonably satisfactory to Purchaser, then at the Closing the Purchase Price shall be reduced by two hundred thirty-five thousand ($235,000) dollars (and accordingly, the Cash Balance payable by the Company shall be reduced by $235,000).

            3. Subsection 9.1(e) of the Agreement is hereby deleted and the following is hereby substituted in lieu thereof:

                  (e) Tenant Estoppel Certificate. The Company shall have received an executed estoppel certificate from the Tenant in substantially the form annexed hereto as Exhibit 9.1(e), with no material changes.

            4. Except as expressly modified by this Amendment, the Agreement shall be and remain unchanged and in full force and effect, and as modified by this Amendment, the Agreement is hereby ratified and confirmed by Seller and Purchaser. This Amendment may be entered into in counterparts, and all such counterparts when taken together shall constitute a single instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

                  SELLER:          STONEWATER UIS FUNDING LLC

                                   By: ___________________________
                                   Name:
                                   Title

               PURCHASER: GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

                                   By: Gladstone Commercial Partners, LLC

                                       By: Gladstone Commercial Corporation

                                           By:  _________________________
                                                Christopher Massey
                                                Principal/Managing Director

                         AMENDMENT TO PURCHASE AGREEMENT

            THIS AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of February ___, 2006 by and between Stonewater UIS Funding LLC, a Delaware limited liability company ("Seller") and Gladstone Commercial Limited Partnership, a Delaware limited partnership ("Purchaser").

                                     RECITAL

            Seller and Purchaser are parties to that certain Purchase Agreement dated November 23, 2005, as the same has been modified by that certain Amendment to Purchase Agreement dated December 22, 2005, that certain Amendment to Purchase Agreement dated December 30, 2005, that certain Amendment to Purchase Agreement dated January 6, 2006, that certain Amendment to Purchase Agreement dated January 13, 2006, that certain Amendment to Purchase Agreement dated January 17, 2006 and that certain Amendment to Purchase Agreement dated January 20, 2006 (collectively the "Agreement"). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement.

                                    AGREEMENT

            Now, therefore, in consideration of the promises and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree that the Closing Date, as set forth in Section 10.1 of the Agreement, shall be February 17, 2006. Nothing contained herein shall be deemed to modify or limit the rights of Seller or Purchaser to extend the Closing Date pursuant to the express terms of the Agreement.

            This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

            SELLER:              STONEWATER UIS FUNDING LLC

                                 By: ___________________________
                                 Name:
                                 Title

               PURCHASER: GLADSTONE COMMERCIAL LIMITED PARTNERSHIP
                     By: Gladstone Commercial Partners, LLC
                         By: Gladstone Commercial Corporation

                                             By:  _________________________
                                                  Robert J. Corry
                                                  Principal/Managing Director